SCHEDULE 14A INFORMATION

                PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

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Filed by a Party other than the Registrant [ ]

Check the appropriate box:
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      14a-6(e)(2))
[X]   Definitive Proxy Statement
[ ]   Definitive Additional Materials
[ ]   Soliciting Material Pursuant to ss. 240.14a-11(c) or ss. 240.14a-12

                              Tech Data Corporation
                ------------------------------------------------
                (Name of Registrant as Specified in its Charter)

                                 NOT APPLICABLE
       --------------------------------------------------------------------
       Name of Person(s) Filing Proxy Statement, other than the Registrant)


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
                                [TECH DATA LOGO]


                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                        Date:   June 20, 2000
                        Time:   4:30 p.m.
                        Place:  Tech Data Corporation
                                5350 Tech Data Drive
                                Clearwater, Florida  33760
                                (727) 539-7429


Matters to be voted on:

1. Elect one director for a two year term and elect three directors for three year terms.
2. Approval of the Company's 2000 Equity Incentive Plan.
3. Approval of an amendment to the Non-Employee Directors' 1995 Non-Statutory Stock Option Plan.
4. Any other matters properly brought before the shareholders at the meeting.


                               By order of the Board of Directors,

                               /s/ ARTHUR W. SINGLETON
                               ------------------------
                               Arthur W. Singleton
                               Corporate Vice President, Treasurer and Secretary


May 22, 2000

        The accompanying proxy is solicited by the Board of Directors of Tech Data Corporation (the "Company") for the Annual Meeting of Shareholders to be held on Tuesday, June 20, 2000 at 4:30 p.m., or any adjournment thereof. Your vote at the annual meeting is important to us. Please vote your shares and complete, sign and return the enclosed proxy form. This proxy statement, proxy and Annual Report of the Company were mailed on or about May 22, 2000.

                               GENERAL INFORMATION

WHO CAN VOTE?

        You can vote your shares if our records show that you owned the shares on April 28, 2000. Each outstanding share of Preferred Stock and Common Stock is entitled to one vote. There were 52,961,833 outstanding shares of Common Stock and 226,500 outstanding shares of Preferred Stock entitled to vote as of April 28, 2000.

HOW DO I VOTE?

        You can vote in person or by proxy. Follow the instructions on the proxy to vote for the matters to be considered at the annual meeting. The proxyholders named on the proxy will vote your shares as you instruct. If you vote by proxy and later are able to attend the Annual Meeting in person you may revoke the proxy and vote at the meeting.

CAN I CHANGE MY VOTE AFTER I RETURN MY PROXY CARD?

        Yes. At any time before the vote on a proposal, you can change your vote either by giving the Company's Secretary a written notice revoking your proxy or by signing, dating and returning to us a new proxy. We will honor the proxy with the latest date.

HOW ARE VOTES COUNTED?

        A quorum must be present for the transaction of business. A quorum is present if the holders of a majority of the outstanding shares of Common Stock entitled to vote are present in person or represented by proxy.

        Abstentions will be counted as present shares for quorum purposes but will be considered negative votes for voting purposes.

Shares held by nominees for beneficial owners will be counted for quorum purposes if the nominee has the discretion to vote on at least one of the matters presented, even if the beneficial owner has not given the nominee voting instructions (a "broker non-vote"). Because abstentions will be counted as shares that are present at the meeting, abstentions will be the equivalent of negative votes. Broker non-votes will be counted as votes for, not against, matters presented for shareholder consideration.

WHAT WILL BE VOTED ON AT THE MEETING?

        The business to be voted on at this year's Annual Meeting is to elect one director to serve for a term of two years and to elect three directors to serve for terms of three years, all to serve until their successors are duly qualified and elected. Under Florida corporate law, if a quorum exists, directors are elected by a plurality of the votes cast by the shares entitled to vote in the election. The biographies of all directors, including the nominated directors, are provided herein.

        Also to be voted on is approval of the Company's 2000 Equity Incentive Plan and an amendment to the Company's Non-Employee Directors' 1995 Non-Statutory Stock Option Plan. These matters are described herein.

WHAT IF OTHER MATTERS COME UP AT THE ANNUAL MEETING?

        The matters described in this proxy statement are the only matters we know will be voted on at the annual meeting. Any other matters properly presented at the meeting will be voted on by the proxyholders as they see fit.

                             PRINCIPAL SHAREHOLDERS

        In addition to the ownership of Common Stock indicated below, Edward C. Raymund, a director of the Company, beneficially owns 113,260 shares of Preferred Stock (which, with the 113,240 shares owned by Annette L. Raymund, is all of the Preferred Stock outstanding), each share of which is entitled to one vote. In connection with the terms of an employment agreement dated as of January 31, 1991, between Mr. Raymund and the Company (see "Executive Compensation-Employment Agreements"), providing for Mr. Raymund's employment from February 1, 1991 through January 31, 2001, Mr. Raymund entered into an irrevocable proxy and escrow agreement (the "Irrevocable Proxy"). In connection with an amendment to the employment agreement dated November 13, 1992, Annette
L. Raymund has also entered into the Irrevocable Proxy. Under the terms of the Irrevocable Proxy, four of the directors of the Company, Charles E. Adair, Daniel M. Doyle, David M. Upton and John Y. Williams (in their capacity as "outside" directors of the Company), have been granted full power and authority to vote the aggregate 226,500 shares of Preferred Stock. Each Irrevocable Proxy has a three year term in accordance with Section 607.0722 of the Florida Business Corporation Act.

        The following table sets forth certain information regarding the beneficial ownership of the Company's Common Stock (information regarding the Company's Preferred Stock is set forth in the preceding paragraph and under "Executive Compensation-Employment Agreements") as of April 28, 2000, by (i) each person known by the Company to own beneficially more than 5% of the shares of the Company's Common Stock, (ii) each of the Company's directors, (iii) the Company's Executive Officers (as defined under "Executive Compensation"), and
(iv) such directors and all executive officers as a group.

NAME OF                                         AMOUNT AND                 PERCENT OF
BENEFICIAL OWNER(1)                    NATURE OF BENEFICIAL OWNERSHIP(2)     CLASS
-------------------                    ---------------------------------   ----------
Charles E. Adair                                 23,000  (3)                    *
Maximilian Ardelt                                 2,400  (4)                    *
Nestor Cano                                       5,000  (5)                    *
James M. Cracchiolo                                --                          --
Daniel M. Doyle                                  15,000  (6)                    *
Jeffery P. Howells                              132,942  (7)                    *
Anthony A. Ibarguen                              96,211  (8)                    *
H. John Lochow                                   28,000  (9)                    *
Kathy Misunas                                     2,000                         *
Edward C. Raymund                               183,698 (10)                    *
Steven A. Raymund                             3,401,553 (11)                  6.3%
David M. Upton                                    4,420 (12)                    *
John Y. Williams                                 14,000 (13)                    *
All executive officers and directors
  as a group (25 persons)                     4,319,867 (14)                  8.0%
Sanford C. Bernstein & Co., Inc.              7,559,551 (15)                 14.3%
  767 Fifth Avenue
  New York, New York 10153
Mellon Financial Corporation                  3,139,373 (16)                  5.9%
  One Mellon Center
  Pittsburgh, PA 15258

* Beneficial ownership represents less than 1% of the Company's outstanding shares of Common Stock.

(1) The address for all of the above-listed beneficial owners (except as otherwise set forth) is: 5350 Tech Data Drive, Clearwater, Florida 33760.
(2) Under the rules of the Securities and Exchange Commission, a person is deemed to be a "beneficial owner" of a security if that person has or shares "voting power", which includes the power to vote or to direct the voting of such security, or "investment power", which includes the power to dispose of or to direct the disposition of such security. A person is also deemed to be a beneficial owner of any securities of which that person has the right to acquire beneficial ownership within sixty (60) days. Under these rules, more than one person may be deemed to be a beneficial owner of the same securities and a person may be deemed to be a beneficial owner of securities as to which he has no beneficial interest.
(3) Includes 9,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000.
(4) Includes 2,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000. Pursuant to a Share Purchase Agreement, dated April 14, 1998, between Klockner & Co. AG ("Klockner") and the Company regarding the Company's acquisition of certain shares in Computer 2000 AG, VIAG AG, the ultimate parent of Klockner, became entitled to nominate one individual to the Board of Directors of the Company. VIAG AG nominated Maximilian Ardelt to sit on the Company's Board of Directors. Klockner is the beneficial owner of 2,195,945 shares of the Company's common stock and $300,000,000 principal amount of the Company's 5% Convertible Subordinated Debentures, due 2003, which are convertible into 5,333,100 shares of the Company's common stock. Mr. Ardelt disclaims beneficial ownership of such securities owned by Klockner.
(5) Includes 5,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000.
(6) Includes 15,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000.
(7) Includes 118,540 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000. Also includes 1,482 shares in his Tech Data Corporation 401(k) Savings Plan (the "401(k) Savings Plan") account.
(8) Includes 96,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000. Also includes 211 shares in his 401(k) Savings Plan account.
(9) Includes 28,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000.
(10) Includes 110,450 shares owned by a trust of which he is the trustee; includes 64,750 shares owned by a partnership of which he is a general partner; and includes 8,498 shares held in his 401(k) Savings Plan account.
(11) Includes 675,880 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000; includes 2,546,540 shares owned by a partnership which is indirectly owned by Mr. Raymund; includes 28,500 shares owned by inter vivos trusts of which he is a trustee; and includes 148,633 shares held in his 401(k) Savings Plan account.
(12) Includes 4,000 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000.
(13) Includes 9,000 shares that may be acquired upon the exercise of stock options, which are exercisable within 60 days of April 28, 2000.
(14) Includes 1,301,585 shares that may be acquired upon the exercise of stock options which are exercisable within 60 days of April 28, 2000. Also includes 166,783 shares held in the 401(k) Savings Plan accounts of the Company's executive officers.
(15) Based upon a Schedule 13G/A dated February 8, 2000 filed with the Securities and Exchange Commission which reported that Sanford C. Bernstein & Co., Inc. (a registered investment advisor) had sole voting power with respect to 4,313,027 of these shares and sole dispositive power with respect to 7,559,551 shares.
(16) Based upon a Schedule 13G dated January 24, 2000 filed with the Securities and Exchange Commission which reported that Mellon Financial Corporation (for itself or on behalf of Boston Group Holdings, Inc. and The Boston Company, Inc.) had sole voting power with respect to 2,380,282 of these shares and sole dispositive power with respect to 2,821,223 shares.

                                 PROPOSAL NO. 1
                             ELECTION OF DIRECTORS

PROXIES IN THE ACCOMPANYING FORM WILL BE VOTED AT THE MEETING, UNLESS AUTHORITY TO DO SO IS WITHHELD, IN FAVOR OF THE ELECTION AS DIRECTORS OF THE NOMINEES NAMED BELOW.

Pursuant to the Company's Amended and Restated Articles of Incorporation, the Board of Directors is divided into three classes, terms of which expire alternately over a three-year period. At each Annual Meeting of Shareholders, successors to directors whose terms expire at that meeting shall be elected for three-year terms. One director is to be elected at this Annual Meeting of Shareholders to hold office for a term of two years expiring at the 2002 Annual Meeting of Shareholders and three directors are to be elected at this Annual Meeting of Shareholders to hold office for a term of three years expiring at the 2003 Annual Meeting of Shareholders, all four to hold office until their successors shall have been elected and qualified. In the event any nominee is unable to serve, the persons designated as proxies may cast votes for other persons as substitute nominees. The Board of Directors has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Certain information is given below for the nominees for directors and for each director whose term of office will continue after the Annual Meeting.

                                        PRINCIPAL OCCUPATION                                  DIRECTOR
NOMINEE                         AGE     AND OTHER INFORMATION                                   SINCE
-------                         ---     ---------------------                                   -----
                             NOMINEE FOR DIRECTOR - TERM TO EXPIRE 2002

James M. Cracchiolo (1)(2)      42      James M. Cracchiolo has been employed by American        1999
                                        Express Company since 1982 and has served as
                                        President of American Express Travel Related
                                        Services International since 1998.  Mr. Cracchiolo
                                        serves as a Director of American Express
                                        International Bank, and a Corporate Officer and
                                        Member of the National Board of Trustees of the
                                        March of Dimes.  Mr. Cracchiolo holds a B.S. Degree
                                        in Accounting and a Masters in Business
                                        Administration Degree both from New York University.

                             NOMINEES FOR DIRECTOR - TERMS TO EXPIRE 2003

Daniel M. Doyle (1)(2)          59      Daniel M. Doyle has been Chairman of the Board and       1994
                                        Chief Executive Officer of BrainBuzz.com, Inc. (a
                                        portal for IT professionals) since May 1999.  Mr. Doyle
                                        was the Chief Executive Officer of Danka Business
                                        Systems PLC (an office equipment and service company)
                                        from 1977 to 1998. Mr. Doyle attended John Carroll
                                        University.

Kathy Misunas (1)(2)            49      Kathy Misunas has been the Chief Executive Officer and   2000
                                        President of brandwise LLC (an e-commerce comparison
                                        shopping/purchasing portal) since 1999. Ms. Misunas
                                        was employed by Reed Elsevier PLC (a publishing company)
                                        from 1996 to 1998 serving as Chief Executive Officer of
                                        Reed Travel Group.  From 1973 to 1995, Ms. Misunas was
                                        employed by AMR Corporation (a major airline company)
                                        serving as President and Chief Executive Officer of the
                                        SABRE Group (a subsidiary of AMR Corporation) from 1993
                                        to 1995.  Ms. Misunas attended Moravian College and
                                        American University.

                                        PRINCIPAL OCCUPATION                                  DIRECTOR
NOMINEE                         AGE     AND OTHER INFORMATION                                   SINCE
-------                         ---     ---------------------                                   -----
Steven A. Raymund (3)           44      Steven A. Raymund has been employed by the Company       1986
                                        since 1981.  He has served as Chief Executive Officer
                                        since January 1986 and as Chairman of the Board since
                                        April 1991.  In January 1996, Mr. Raymund became a
                                        Director of Jabil Circuit, Inc. (a provider of
                                        electronic manufacturing services).  He has a B.S.
                                        Degree in Economics from the University of Oregon and
                                        a Masters Degree from the Georgetown University School
                                        of Foreign Service.

                             DIRECTORS CONTINUING IN OFFICE- TERMS TO EXPIRE 2002

Maximilian Ardelt               60      Maximilian Ardelt has been a member of the Board of      1998
                                        Management of VIAG AG, Munich (a group of companies
                                        engaged in energy, telecommunications and industrial
                                        activities) since 1994, responsible for the
                                        Telecommunications Division and Information Systems.
                                        In addition, Mr. Ardelt is a member of the Management
                                        or Supervisory Boards of the following companies:
                                        Computer 2000 AG, Tech Data Germany AG, Klockner & Co.
                                        AG, Connect Austria GmbH, Orange Communications SA,
                                        Radex-Heraklith Industriebeteiligungs AG, VIAG
                                        Europlattform AG and VIAG Interkom GmbH & Co. Mr. Ardelt
                                        holds a Masters Degree in Engineering from Technical
                                        University Berlin.

Jeffery P. Howells              43      Jeffery P. Howells, Executive Vice President and Chief   1998
                                        Financial Officer, joined the Company in October 1991
                                        as Vice President of Finance and assumed the
                                        responsibilities of Chief Financial Officer in March
                                        1992. In March 1993, he was promoted to Senior Vice
                                        President and Chief Financial Officer and was promoted
                                        to Executive Vice President and Chief Financial Officer
                                        in March 1997. From 1979 to 1991 he was employed by
                                        Price Waterhouse. Mr. Howells is a Certified Public
                                        Accountant and holds a B.B.A. Degree in Accounting from
                                        Stetson University.

David M. Upton (1)(2)           40      David M. Upton has been on the faculty of the Harvard    1997
                                        Business School since 1989.  He currently teaches
                                        courses in Technology and Operations Management and is
                                        the faculty chair of Harvard's executive course -
                                        Building Competitive Advantage through Operations.
                                        Dr. Upton is a Director of HK Systems, Inc. (an
                                        automated materials handling company).  Dr. Upton holds
                                        a Masters Degree in Manufacturing from King's College,
                                        Cambridge University and also holds a Ph.D. in Industrial
                                        Engineering from Purdue University.

                                        PRINCIPAL OCCUPATION                                  DIRECTOR
NOMINEE                         AGE     AND OTHER INFORMATION                                   SINCE
-------                         ---     ---------------------                                   -----
                             DIRECTORS CONTINUING IN OFFICE - TERMS TO EXPIRE 2001

Charles E. Adair (1)(2)         52      Charles E. Adair has been a partner of Cordova           1995
                                        Capital II, LLC or Kowaliga Capital, Inc.
                                        (venture capital and fund management companies)
                                        since 1993, where he serves as manager of venture
                                        capital funds.  Mr. Adair was associated with
                                        Durr-Fillauer Medical, Inc., a pharmaceutical and
                                        medical products distribution company, where he
                                        served in various capacities, including President
                                        and Chief Operating Officer from 1981 to 1992.
                                        Mr. Adair also serves on the Board of Directors of
                                        Performance Food Group Company (a food distributor)
                                        and numerous privately-held companies associated with
                                        Cordova's venture capital fund investments.  Mr. Adair
                                        is a Certified Public Accountant and holds a B.S.
                                        Degree in Accounting from the University of Alabama.

Edward C. Raymund (3)           71      Edward C. Raymund has been employed continuously by      1974
                                        the Company in various management positions since he
                                        founded it in 1974 and is currently the Chairman
                                        Emeritus. Mr. Raymund has been a Director of PC
                                        Service Source, Inc. (personal computer parts
                                        distribution) since March 1994. Mr. Raymund holds a
                                        B.S. Degree in Finance from the University of Southern
                                        California.

John Y. Williams (1)(2)         57      John Y. Williams has been a Managing Director of         1998
                                        Grubb & Williams, Ltd. ("GWL"), (an Atlanta-based
                                        merchant banking firm) since 1987 and a Managing
                                        Director of Equity-South Advisors, LLC (a merchant
                                        banking affiliate of GWL) since January 1995.  Prior
                                        thereto, he was an investment banker for more than
                                        18 years with several firms. Mr. Williams has been
                                        a Director of LAWGIBB Group, Inc. (an engineering
                                        consulting firm) since December 1995.  Mr. Williams
                                        holds a B.I. Engr. Degree from Georgia Institute of
                                        Technology and a Masters in Business Administration
                                        Degree from the Harvard Business School.

(1)     Member of the Compensation Committee.
(2)     Member of the Audit Committee.
(3)     Steven A. Raymund is the son of Edward C. Raymund.

The Board of Directors held four meetings during the fiscal year ended January 31, 2000. The current standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The Audit Committee met twice and the Compensation Committee met once during the fiscal year ended January 31, 2000. All directors attended at least 75% of the meetings of the Board of Directors and all Committees on which they served during the fiscal year ended January 31, 2000. The function of the Audit Committee is to meet periodically with the Company's independent and internal auditors to review the scope and results of their audits and to consider various accounting and auditing matters related to the Company, including its internal control structure. The Audit Committee also makes recommendations to the Board of Directors regarding the independent public accountants to be appointed as the Company's auditors. The function of the Compensation Committee is to meet periodically to review and recommend management compensation plans.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

During the fiscal year ended January 31, 2000, the executive officers and directors of the Company filed with the Securities and Exchange Commission (the "SEC") on a timely basis all required reports relating to transactions involving equity securities of the Company beneficially owned by them. The Company has relied on the written representation of its executive officers and directors and copies of the reports they have filed with the SEC in providing this information.

                             EXECUTIVE COMPENSATION

The following table presents certain summary information concerning compensation paid or accrued by the Company for services rendered in all capacities during the fiscal years ended January 31, 2000, 1999 and 1998 for (i) the Chief Executive Officer of the Company and (ii) each of the four other most highly compensated executive officers of the Company (determined as of the end of the last fiscal year) whose total annual salary and bonus exceeded $100,000 (collectively, the "Executive Officers").

                           SUMMARY COMPENSATION TABLE

                                                                            LONG-TERM
                                                                          COMPENSATION
                                                ANNUAL COMPENSATION(1)       AWARDS
                                                ----------------------       ------
        NAME AND                                                             OPTIONS       ALL OTHER
   PRINCIPAL POSITION           YEAR     SALARY($)   BONUS($)(2)    OTHER    (SHARES)   COMPENSATION(3)
   ------------------           ----     ---------   -----------    -----    --------   ---------------
Steven A. Raymund               2000     $800,000    $  800,000     $5,000    140,000       $33,000
Chairman of the Board           1999      700,000       853,000      5,000    100,000        20,000
 of Directors and Chief         1998      650,000     1,137,000      5,000    100,000         5,000
 Executive Officer

Anthony A. Ibarguen(4)          2000      559,000       391,000      5,000     98,000         3,000
President and Chief             1999      430,000       315,000      5,000     70,000         3,000
  Operating Officer             1998      400,000       564,000      5,000     65,000        32,000

Nestor Cano (5)                 2000      285,000       154,000      5,000     70,000        76,000
President of the Americas

Jeffery P. Howells              2000      400,000       200,000      5,000     80,000         3,000
Executive Vice President        1999      325,000       197,000      5,000     50,000         3,000
  and Chief Financial Officer   1998      300,000       375,000      5,000     45,000         5,000

H. John Lochow (6)              2000      300,000       150,000      5,000     70,000         2,000
Executive Vice President        1999      255,000       152,000      5,000     70,000        83,000
  of IT and Logistics;
  Chief Information Officer

(1) Includes amounts deferred under the Company's retirement savings and deferred compensation plans. See "Retirement Savings Plan" and "Deferred Compensation Plan".
(2) Amounts reflected for bonuses are based on performance for the indicated fiscal year and are typically approved by the Board of Directors in March following the end of the fiscal year.
(3) All other compensation relates to Company contributions to the ESOP and retirement savings plan, except Mr. Raymund received relocation reimbursement of $30,000 in fiscal 2000 and $17,000 in fiscal 1999, Mr. Ibarguen received relocation reimbursement of $28,000 in fiscal 1998, Mr. Cano received relocation reimbursement of $74,000 in fiscal 2000, and Mr. Lochow received relocation reimbursement of $83,000 in fiscal 1999.
(4)  Mr. Ibarguen resigned from the Company effective January 31, 2000.
(5) Mr. Cano became an executive officer of the Company on March 29, 1999 as Executive Vice President of U.S. Sales and Marketing. In January 2000, he was promoted to President of the Americas. Prior to March 1999, Mr. Cano was Managing Director of Computer 2000 Spain, a subsidiary of Computer 2000 AG, which was acquired by the Company on July 1, 1998.
(6) Mr. Lochow began his employment with the Company on February 2, 1998. Mr. Lochow is eligible to receive a special incentive bonus equal to his annual base salary if he remains employed with the Company as of June 30, 2000.

                       OPTION GRANTS IN LAST FISCAL YEAR

The following table provides details regarding stock options granted to the Executive Officers during the fiscal year ended January 31, 2000.

                             NUMBER OF   % OF TOTAL
                              OPTIONS     OPTIONS
                              GRANTED    GRANTED TO                                      GRANT DATE
                                IN      EMPLOYEES IN     EXERCISE       EXPIRATION         PRESENT
       NAME                   2000(1)    FISCAL YEAR    PRICE($/SH)        DATE            VALUE(2)
-------------------           -------   ------------    -----------     ----------       ----------
Steven A. Raymund             140,000         4.6%         $16.50         3/29/09         $1,127,000
Anthony A. Ibarguen            98,000         3.2           16.50         3/29/09            793,000
Nestor Cano                    70,000         2.3           16.50         3/29/09            564,000
Jeffery P. Howells             80,000         2.6           16.50         3/29/09            644,000
H. John Lochow                 70,000         2.3           16.50         3/29/09            564,000

(1) All options were granted at an exercise price equal to the fair market value of the Company's Common Stock on the date of grant. Approximately 50% of the options become 40% exercisable two years from the date of grant and vest an additional 20% on each of the three succeeding anniversaries, becoming fully exercisable following five years from the date of grant. The other 50% of the options above were granted with a performance accelerated vesting ("PAV") feature wherein if the price of the Company's common stock reached $24.75 (50% appreciation from exercise price) or $33.00 (100% appreciation from exercise price) during any ten (10) consecutive trading days, the PAV option would vest 50% and 100%, respectively. If the aforementioned common stock price levels were not achieved, the PAV option would vest 50% after one year and 100% after two years. On June 1, 1999, the Company's common stock price had exceeded $33.00 for ten (10) consecutive trading days and the PAV options became 100% vested. For more information regarding the Company's stock option plans, see "Stock Option Plans".

(2) In accordance with Securities and Exchange Commission rules, the Black-Scholes option pricing model was chosen to estimate the grant date present value of the options set forth in this table. The Company's use of the model should not be construed as an endorsement of its accuracy at valuing options. All stock option valuation models, including the Black-Scholes model, require a prediction about the future movement of the stock price. The following assumptions were made for purposes of calculating the Grant Date Present Value: estimated option term of two to five years, volatility at 65%, dividend yield at 0.0%, and an annual interest rate of 5.0% - 5.2%. The Company does not believe that the Black-Scholes model, or any other model can accurately determine the value of an employee stock option. Accordingly, there is no assurance that the value, if any, realized by an executive, will be at or near the value estimated by the Black-Scholes model. Future compensation resulting from option grants is based solely on the performance of the Company's stock price.

                AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR
                            AND FY-END OPTION VALUES

                                                                                     VALUE OF UNEXERCISED
                        SHARES                        NUMBER OF UNEXERCISED          IN-THE-MONEY OPTIONS
                       ACQUIRED                        OPTIONS AT YEAR-END                AT YEAR-END
                     ON EXERCISE       VALUE       ---------------------------   ----------------------------
       NAME            IN 2000        REALIZED     EXERCISABLE   UNEXERCISABLE   EXERCISABLE    UNEXERCISABLE
------------------   -----------      --------     -----------   -------------   -----------    -------------
Steven A. Raymund        4,120      $      3,000     580,880        280,000      $3,810,000        $875,000
Anthony A. Ibarguen     48,000         1,167,000      36,000        109,000              --              --
Nestor Cano                 --                --      35,000         35,000         202,000         202,000
Jeffery P. Howells       6,460           215,000      75,540        138,000         373,000         424,000
H. John Lochow          10,000           275,000      25,000        105,000         145,000         202,000

                         TEN-YEAR OPTION/SAR REPRICINGS

        The following table provides information on all option repricings for the Executive Officers during the last ten fiscal years.

                                                                                                                 LENGTH OF ORIGINAL
                                   NUMBER OF SHARES                                                                 OPTION TERM
                                   OF COMMON STOCK        MARKET PRICE OF    EXERCISE PRICE                         REMAINING AT
                                  UNDERLYING OPTIONS      COMMON STOCK AT      AT TIME OF      NEW EXERCISE           DATE OF
       NAME             DATE           REPRICED          TIME OF REPRICING     REPRICING          PRICE             REPRICING(1)
------------------    --------    ------------------     -----------------     ---------       ------------     ------------------
Jeffery P. Howells    11/28/95          50,000                $14.63            $20.25            $14.63          8 yrs., 4 months

(1) The vesting period of these repriced options corresponds to their original date of grant, March 21, 1994. Accordingly, the first vesting date was March 21, 1996.


COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

INTRODUCTION

The Compensation Committee of the Board of Directors composed entirely of independent, non-employee directors, recommends to the Board the compensation of Executive Officers. The Company is required to provide herein certain information concerning compensation provided to the Company's Chairman and Chief Executive Officer and the four other most highly compensated Executive Officers. The disclosure requirements for the Executive Officers include the use of tables and a report of the Committee responsible for compensation decisions for the named Executive Officers, explaining the rationale and considerations that led to those compensation decisions. Therefore, the Compensation Committee of the Board of Directors has prepared the following report for inclusion in this Proxy Statement.

COMPENSATION COMMITTEE ROLE

The Compensation Committee of the Board of Directors is responsible for making recommendations to the Board of Directors concerning the salaries of Executive Officers. The Committee's responsibilities include the review of salaries, benefits and other compensation of senior officers and making recommendations to the full Board of Directors with respect to these matters.

COMPENSATION PHILOSOPHY

The compensation philosophy for Executive Officers generally conforms to the compensation philosophy of the Company for all employees. The Company's compensation is designed to:

o provide compensation comparable to that offered by companies with similar businesses, allowing the Company to successfully attract and retain the employees necessary to its long-term success;

o provide compensation which relates to the performance of the individual and differentiates based upon individual performance;

o provide incentive compensation that varies directly with both Company performance and individual contribution to that performance; and

o provide an appropriate linkage between compensation and the creation of shareholder value through awards tied to the Company's performance and through facilitating employee stock ownership.

EXECUTIVE OFFICERS' COMPENSATION PROGRAM

The Company's Executive Officers' compensation program is comprised of base salary, annual cash performance bonus plan compensation and long-term incentive compensation in the form of stock options. In addition, the Company's Executive Officers receive various other benefits, including medical benefits and participation in a 401(k) savings plan, all of which are generally available to other U.S. employees of the Company.

BASE SALARY

The Compensation Committee reviewed the salaries of the Executive Officers of the Company in March 1999. The Committee made salary decisions about the Executive Officers based upon a variety of considerations in conformance with the compensation philosophy stated above. First, salaries are competitively set relative to companies in the distribution industry and other comparable companies. Second, the Committee considered the performance of the individual Executive Officer with respect to the areas under his or her responsibility, including an assessment of the value of each to the Company. Third, internal equity among employees was factored into the decision. Finally, the Compensation Committee considered the Company's financial performance and its ability to absorb any increases in salaries.

Other comparable companies included distributors of computers, electronics, pharmaceuticals, food and office supplies with similar or larger annual revenues. The Committee believes that the dynamics of such kinds of companies in the distribution industry are similar to the Company.

The Committee believes that it sets Company base salaries within the range of salaries paid by the majority of the peer corporations which are in the distribution industry. In developing base salary ranges, in addition to the peer corporations, the Committee also considered each Executive Officer's experience level and scope of responsibility as well as considering a March 1999 compensation study prepared by a nationally recognized executive compensation consulting firm. The study included a survey of compensation of many companies which are in the distribution industry as well as other market data. In conducting its salary deliberations, the Committee did not strictly tie senior executive base pay to a defined competitive standard. Rather, the Committee elected to maintain flexibility in its decision making capacity so as to permit salary recommendations that best reflect the individual contributions made by the Company's top executives.

Base salaries for Executive Officers are determined with references to a position rate for each officer. These position rates are determined annually by evaluating the responsibilities of the position and comparing it with other executive officer positions in the market place. It is often difficult to compare the duties and responsibilities of Company Executive Officers to those included in the peer group or in competitive positions because comparable job titles are not necessarily comparable to duties and responsibilities. However, the Committee generally sought to establish base salaries within the range of the peer group companies and the companies surveyed by its human resources department and based upon the nature of the Executive Officer position.

Based upon his strategic direction and the Company's continuing sustained growth and increasing market share, the Committee set the base salary of its Chief Executive Officer, Steven A. Raymund, within the range referred to above.

The Compensation Committee established targets for the annual base salary and the cash bonus awards for Mr. Raymund based upon his responsibilities compared to the breadth and scope of the responsibilities of other chief executive officers of companies in the distribution industry. The Committee then splits such targeted annual earnings evenly between base salary and cash bonus awards. The cash bonus awards are based exclusively upon attaining certain pre-established earnings per share goals.

CASH BONUS AWARDS

Each Executive Officer, including the Chief Executive Officer, is eligible to receive an annual cash bonus award. These cash bonuses generally are paid pursuant to an incentive compensation plan established at the beginning of a fiscal year in connection with the Company's preparation of its annual operating budget for such year. Under the incentive compensation plan, an Executive Officer's potential bonus for a given year is established at a fixed dollar amount and consists of non-discretionary awards which are tied to the financial performance of the Company for such year in relation to the Company's operating budget and discretionary awards which are based on accomplishments achieved by the executive during such year in his or her area of responsibility. In formulating recommendations to the Board with respect to cash bonus awards, the Compensation Committee members evaluate the Executive Officer's responsibilities and role in the Company and such other factors as they deem relevant to motivate such executive to achieve strategic budgeted performance levels.

Non-discretionary awards are based on the financial performance of the Company, currently based primarily upon attaining certain pre-established earnings per share goals. Discretionary awards are based upon qualitative objectives established at the beginning of each half of the fiscal year. Executive Officers received 70% - 100% of their total potential bonus based upon the quantitative corporate performance levels.

STOCK OPTION AWARDS

The Company maintains stock option plans which are designed to align Executive Officers' and shareholders' interests in the enhancement of shareholder value. The long-term component of the Company's incentive compensation program consists of the grant of non-transferable stock options. The stock options are designed to create a mutuality of interest with shareholders by motivating the Chief Executive Officer and the other Executive Officers and key employees to manage the Company's business so that the shareholders' investment will grow in value over time. Stock options are granted under these plans by the Stock Option Committee of the Board. Executive Officers are eligible to receive options under these plans. The Compensation Committee strongly believes that the interests of shareholders and executives become more closely aligned when such executives are provided an opportunity to acquire a proprietary interest in the Company through ownership of the Company's Common Stock. Accordingly, key employees of the Company, including Executive Officers, as part of their overall compensation package, are eligible for participation in the Company's Stock Option Plans, whereby they are granted stock options at no less than fair market value on the date of grant. Because no benefit is received unless the Company's stock price performs favorably, awards under the Stock Option Plans are intended to provide incentives for Executive Officers to enhance long-term Company performance, as reflected in stock price appreciation, thereby increasing shareholder value.

In general, stock option awards are granted on an annual basis if warranted by the Company's growth and profitability. The Compensation Committee, which also serves as the Stock Option Committee, evaluates the Company's overall financial performance for the year, the desirability of long-term service from an Executive Officer and the number of options issued to other executive officers in the Company with the same, more or less responsibility than the Executive Officer at issue.

In March 1999, the Stock Option Committee approved a one-time performance-related change to the option vesting schedule for approximately one-half of the total options granted to all employees, including the Executive Officers, and the Chief Executive Officer. Specifically, the Stock Option Committee attached a performance accelerated vesting ("PAV") feature to one-half of the options granted wherein options granted with the PAV feature would vest
(a) 50% if the Company's common stock price appreciated 50% from the grant price of $16.50 to $24.75 and maintained that price for ten consecutive trading days, and (b) 100% if the Company's common stock price appreciated 100% from the grant price of $16.50 to $33.00 and maintained that price for ten consecutive trading days. In the event the aforementioned stock price appreciation targets were not achieved, the option would vest 50% one year from the date of grant and 100% two years from the date of grant. Following the option grant date, the options granted with the PAV feature vested 50% on May 19, 1999 and 100% on June 1, 1999 having achieved the required price target at the improved levels for more than the required ten trading days. The remaining one-half of the total options granted to all employees, including the Executive Officers, and the Chief Executive Officer, were granted with five-year vesting with 40% after two years from the date of grant and 20% on each grant date anniversary thereafter. All granted options, whether with or without the PAV feature, were provided with a ten-year outstanding term from the date of grant.

                                                      COMPENSATION COMMITTEE

                                                      John Y. Williams, Chairman
                                                      Charles E. Adair
                                                      James M. Cracchiolo
                                                      Daniel M. Doyle
                                                      Kathy Misunas
                                                      David M. Upton


THE REPORT OF THE COMPENSATION COMMITTEE SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933 OR UNDER THE SECURITIES EXCHANGE ACT OF 1934 (TOGETHER, THE "ACTS"), EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

The Compensation Committee consists of Charles E. Adair, James M. Cracchiolo, Daniel M. Doyle, Kathy Misunas, David M. Upton and John Y. Williams. None of the Committee members are Executive Officers of the Company.

DIRECTORS' COMPENSATION

Directors who are not employees of the Company received a $20,000 annual retainer fee and a $2,000 attendance fee for each Board of Directors meeting plus reimbursement for out-of-pocket expenses. Members of the Audit and Compensation Committees receive a $1,000 attendance fee when meetings of such Committees are not held on the same day as a Board of Directors meeting.

Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director, who for the first time is appointed a director of the Company, receives a New Director Grant of an option to purchase 5,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of grant. Each non-employee director who is re-elected or otherwise continues to serve on the Board will receive on the date of each annual shareholders meeting an Annual Director Grant consisting of an option to purchase 1,000 shares of Common Stock of the Company at an exercise price per share equal to the fair market value of the shares of Common Stock at the date of each annual shareholders meeting, provided the director has served on the Board for at least six months. New Director Grants vest 20% per year over five years from the date of grant and Annual Director Grants vest after one year from the date of grant.

EMPLOYMENT AGREEMENTS

Effective as of January 31, 1991, the Company entered into a ten-year employment agreement with Edward C. Raymund. During the employment period which began on February 1, 1994 and ends on January 31, 2001, Mr. Raymund receives an annual salary of $176,400 provided that the Irrevocable Proxy is renewed. See "Principal Shareholders." Pursuant to a settlement agreement between Mr. Raymund and his former wife, Annette L. Raymund, Mrs. Raymund shares fifty percent of Mr. Raymund's salary in accordance with an amendment to the employment agreement dated November 13, 1992. The employment agreement, as amended, also provides for the continuation of fifty percent of Mr. Raymund's salary to Annette L. Raymund and fifty percent to his designated beneficiary in the event of his death prior to January 31, 2001, provided that the Irrevocable Proxy is renewed.

STOCK OPTION PLANS

The Company adopted the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan") in June 1990 in order to grant options to its officers and employees and for certain other individuals providing services to or acting as directors of the Company to enable them to acquire or increase their proprietary interest in the Company. A total of 10,000,000 shares of Common Stock have been reserved for issuance pursuant to the 1990 Plan. As of January 31, 2000, there were 6,011,000 shares underlying unexercised options granted under the 1990 Plan and 808,000 shares available for grant under such Plan. The 1990 Plan is administered by the Stock Option Committee of the Board of Directors. All incentive stock options under the 1990 Plan must be granted at an exercise price of not less than fair market value on the date of grant. Options granted under the 1990 Plan typically vest over five years following the date of grant, except for the March 1999 option grant (see "Compensation Committee Report on Executive Compensation - Stock Option Awards"). Options granted to an optionee expire ninety days after termination of employment (which expiration date may be extended by the Board of Directors), except for termination for cause in which case options expire immediately. In the event of disability, retirement or death of an optionee, options become immediately and fully exercisable and expire one year after the date of such event. No options may be granted under the 1990 Plan after June 29, 2000.

The Company adopted the Non-Employee Directors' 1995 Non-Statutory Stock Option Plan (the "1995 Plan") in June 1995 in order to grant options to its non-employee directors for acting as directors of the Company, and like the 1990 Plan, to enable them to acquire or increase their proprietary interest in the Company. A total of 100,000 shares of Common Stock were reserved for issuance pursuant to the 1995 Plan. As of January 31, 2000, there were 32,000 shares underlying unexercised options granted under the 1995 Plan and 62,000 shares available for grant under such Plan. The 1995 Plan is considered a "formula plan." Grants under such Plan and the amount, nature and timing of the grants are automatically determined and are not subject to the determination of the Board or any option committee. All options under the 1995 Plan must be granted at an exercise price of not less than fair market value on the date of grant. See "Directors' Compensation." Options granted to an optionee terminate ninety days after the optionee ceases to be a member of the Board. Options also become immediately and fully exercisable and terminate after one year in the case of disability or death of the optionee. No options may be granted under the 1995 Plan after June 20, 2005.

EMPLOYEE STOCK OWNERSHIP PLAN AND RETIREMENT SAVINGS PLAN

In 1984 the Company established an employee stock ownership plan (the "ESOP") covering substantially all U.S. employees. Contributions, in the form of company stock, were made to the employees' accounts on an annual basis upon approval by the Board of Directors. The ESOP provided for distribution of vested percentages of the Company's common stock to participants upon separation. Such benefit became fully vested after seven years of qualified service. The Company also offered its U.S. employees a retirement savings plan pursuant to section 401(k) of the Internal Revenue Code ("401(k) Plan"). The Company's 401(k) Plan provided the ability for the Company to match participant deferrals in an amount determined annually by the Company's Board of Directors, most recently equal to 50% of the first 5% of each participant's deferrals to a maximum contribution amount of $500.

Effective January 1, 2000, the Company merged the assets of the ESOP and the 401(k) Plan to form the Tech Data Corporation 401(k) Savings Plan (the "401(k) Savings Plan"). Participant deferrals are matched monthly, in the form of company stock, in an amount equal to 50% of the first 6% of participant's deferrals, with no maximum, and participants are fully vested following four years of qualified service.

At January 31, 2000, 825,000 shares of Tech Data common stock were held by the Company's 401(k) Savings Plan. Aggregate contributions made by the Company to these plans were $2,740,000 for fiscal 2000.

EMPLOYEE STOCK PURCHASE PLAN

All U.S. and Canadian employees of the Company are entitled to participate in the Company's 1995 Employee Stock Purchase Plan (the "Stock Purchase Plan"), approved by shareholders in June 1995. The Stock Purchase Plan provides incentives to employees of the Company and its designated subsidiaries to share in the growth of the Company by acquiring or increasing their proprietary interest in the Company. The Stock Purchase Plan is an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986 (the "Code"), as amended. A maximum of 1,000,000 shares of Common Stock have been reserved for issuance under the Stock Purchase Plan. The Stock Purchase Plan has an indefinite term.

The price per share to be paid by participants under the Stock Purchase Plan is not less than 85% of the fair market value of the Common Stock on the exercise date. The exercise price is payable through payroll deductions from the participant's compensation and lump-sum contributions by the participant. No participant is granted an option which permits him to purchase in excess of $25,000 of fair market value of Common Stock per calendar year.

DEFERRED COMPENSATION PLAN

In fiscal 1997, the Company established the Tech Data Corporation Deferred Compensation Plan (the "Deferred Compensation Plan") which provides designated senior management employees and members of the Board of Directors the opportunity to make pre-tax deferrals from compensation and to accumulate tax deferred earnings. The Deferred Compensation Plan is designed to be a supplement to those employees that are limited by the rules of Tech Data's 401(k) Savings Plan as to the amounts the employee can save on a tax-deferred basis. Participants in the Deferred Compensation Plan elected to defer approximately $2,300,000 of income for the plan year ended December 31, 1999.

                         STOCK PRICE PERFORMANCE GRAPH

The following graph presents a comparison of the cumulative total shareholder return on the Company's Common Stock with The Nasdaq Stock Market (U.S.) Index and the Standard Industrial Classification ("SIC") Code Index (SIC Code 5045 - Computer and Computer Peripheral Equipment and Software). This graph assumes that $100 was invested on January 31, 1995 (or such later date the applicable company registered its common stock under Section 12 of the Securities Exchange Act of 1934) in the Company's Common Stock and in the other indices, and that all dividends were reinvested and are weighted on a market capitalization basis at the time of each reported data point. The stock price performance shown below is not necessarily indicative of future price performance.


                                [GRAPH OMITTED]


                                        1995            1996            1997            1998            1999            2000
                                        ----            ----            ----            ----            ----            ----
Tech Data Corporation                    100             103             192             320             237             168
Nasdaq Stock Market (U.S.) Index         100             140             184             217             339             507
SIC Code Index                           100             124             171             172             154             144


THE STOCK PRICE PERFORMANCE GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS PROXY STATEMENT INTO ANY FILING UNDER THE ACTS, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER THE ACTS.

                                 PROPOSAL NO. 2
             APPROVE THE ADOPTION OF THE 2000 EQUITY INCENTIVE PLAN

On April 5, 2000, the Board of Directors adopted, subject to approval by the shareholders of the Company, the 2000 Equity Incentive Plan of Tech Data Corporation (the "Plan"). In general, the Plan empowers the Company to grant stock options and to make restricted stock grants, performance grants and awards, to officers of the Company and other selected employees of the Company and its subsidiaries allowing such employees to participate in the long-term growth of the Company.

The Plan is designed to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other selected employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company.

The Plan is also designed to meet the requirements for tax deductibility under
Section 162(m) of the Internal Revenue Code of 1986, as amended (the "Code"), with respect to certain performance based compensation paid under the Plan. Under the Code, the Company may not deduct compensation paid to any one of certain executive officers in excess of $1,000,000 in any one year. Section 162(m) provides exceptions to the limitations on deductibility for performance-based compensation meeting certain requirements. If the Plan is approved by the shareholders, based on the Company's interpretation of Section 162(m) and the regulations promulgated thereunder, all stock options, and performance awards paid in accordance with the Plan, and certain grants of restricted stock and other stock based grants made under the Plan, will be deductible as performance-based compensation not subject to or included in the $1,000,000 limitation on tax deductibility set forth in Section 162(m) of the Code.

The Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted FOR approval of the Plan. Abstentions, "withheld" votes and "broker non-votes" will not be counted as either "for" or "against" this proposal, but will have the same effect as votes against the proposal.

When approved by the shareholders, the Plan will replace the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan"), which expires on June 29, 2000, except that approval of the Plan will not affect grants and awards then outstanding under the 1990 Plan. In the opinion of the Compensation Committee and the Board of Directors, it is in the best interests of the Company and its shareholders to adopt the Plan.

                              SUMMARY OF THE PLAN

The principal features of the Plan are summarized below. The summary is qualified in its entirety by reference to the Plan, the complete text of which is set forth at Exhibit A to this Proxy Statement.

PLAN ADMINISTRATION

The Plan will be administered by a committee (the "Committee") which shall be composed of not less than three members of the Board of Directors who qualify as "outside directors" within the meaning of Section 162(m) of the Code and as "non-employee directors" within the meaning of Rule 16(b)-3 of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). The Committee will have the sole authority to, among other things, construe and interpret the Plan, make rules and regulations relating to the administration of the Plan, select participants and establish the terms and conditions of the grants and awards not inconsistent with the terms of the Plan. The initial members of the Committee will be Charles E. Adair, James M. Cracchiolo, Daniel M. Doyle, Kathy Misunas, David M. Upton and John Y. Williams.

ELIGIBILITY

Any officer of the Company and any other selected employee of the Company or a subsidiary selected by the Committee is eligible to receive grants of stock options, restricted stock grants, performance grants and awards under the Plan. The selection of recipients (allowing the actual naming of some non-officer/non-director recipients to management) of, and the nature and size of, grants and awards will be wholly within the discretion of the Committee. Except as otherwise may be provided by the Committee, a participant must be an employee of the Company or a subsidiary continuously from the date a grant is made through the date of payment or settlement thereof, ordinarily for a period of not less than six months.

SHARES SUBJECT TO THE PLAN

The maximum number of shares of Common Stock which will be available for issuance and delivery under the Plan will be 3,000,000, plus any shares that are forfeited back to the Company and any shares that are tendered to the Company by a participant as full or partial payment of the exercise price of any stock option granted under the Plan or in payment of any withholding tax incurred in connection with the exercise of any stock option or the settlement of any other award under the Plan. Shares of Common Stock that were subject to grants or awards settled in cash or grants that expire unexercised or unfulfilled shall be available for a new grant or issuance pursuant to a new award. The Plan also limits the number of shares of Common Stock which may be issued in settlement of the various types of grants and in respect of which the various types of grants which may be made to any participant during any calendar year.

ADJUSTMENT

The maximum number of shares available for issuance under the Plan are subject to appropriate adjustments to reflect certain events such as a stock dividend, stock split, reorganization, recapitalization or business combination. Similar adjustments shall also be made with respect to (i) the maximum number of shares which may be subject to any type of grant or award or any outstanding grant or award, or which may be granted or awarded to any participant during any specified period, and (ii) the per share exercise price of any outstanding stock option and the number or value of any units which are the subject of any outstanding grant or award.

TERM, AMENDMENT AND TERMINATION

The Plan will remain in effect until June 20, 2010, unless sooner terminated by the Board of Directors. Termination will not affect grants and awards then outstanding. The Board of Directors may terminate or amend the Plan at any time without shareholder approval, unless such approval is necessary to comply with applicable laws, including the Exchange Act or the Code. In any event, shareholder approval shall be required to, among other things, amend the Plan to increase the maximum number of shares which may be issued pursuant to the Plan, reduce the minimum exercise price for stock options or change the Performance Measures (as defined below).

STOCK OPTIONS

The Plan will permit the Committee to grant stock options to all officers of the Company and other selected employees of the Company and its subsidiaries. No participant may receive stock options to purchase more than 300,000 shares of Common Stock in any fiscal year. The per share exercise price for any stock option shall not be less than 100% of the fair market value of a share of Common Stock (defined in the Plan as the last sales price per share of the Common Stock on The Nasdaq National Market) at the time of grant. The Plan also permits the Committee to establish the time periods for the exercise of each stock option and to require a period of employment before the stock option may be exercised.

The Plan authorizes the Committee to grant incentive stock options, as that term is defined in Code Section 422A, each having a term of up to ten years from the date of grant. The amount of incentive stock options vesting in a particular calendar year cannot exceed $100,000 per option recipient, determined using the fair market value of the shares of Common Stock subject to such option or options on the date of grant.

The Plan prohibits the repricing of stock options at a lower exercise price, whether by cancellation or amendment of the original grant.

RESTRICTED STOCK

The Plan authorizes the Committee to grant restricted stock to any officer of the Company and other selected employees of the Company and its subsidiaries and to determine the time, amount and terms and conditions of the grant. The maximum number of shares which may be issued as restricted stock is 200,000. The maximum number of shares which may be issued to any participant as restricted stock during any one fiscal year shall be 50,000. The maximum amount any participant may receive as a restricted stock grant or award in any fiscal year is $2,500,000. Shares awarded as restricted stock would be issued subject to a restriction period of no less than three years. During the restriction period, the recipient is not entitled to delivery of the shares, restrictions are placed on the transferability of the shares, and the shares would be forfeited if the recipient terminates employment for reasons other than as approved by the Committee. The Committee may also require that specified Performance Goals (as defined below) be attained during the restriction period. Upon expiration of the restriction period, the appropriate number of shares of Common Stock will be delivered to the grantee free of all restrictions. During the restriction period the grantee shall be entitled to vote the shares and to receive dividends paid thereon.

PERFORMANCE GRANTS AND AWARDS

The Plan will permit the Committee to grant to officers of the Company and other selected employees of the Company and its subsidiaries the contingent right, expressed in units (which may be equivalent to a share of Common Stock or other monetary value), to receive payments of shares of Common Stock, cash or any combination thereof ("Performance Grants") based upon Company performance over a specified period ("Performance Period"). At the time of grant, the Committee shall also establish one or more Company performance criteria (the "Performance Measure") applicable to the Performance Grant and targets that must be attained relative to the Performance Measure ("Performance Goals").

The Performance Measure may be based on any of the following criteria, alone or in combination, as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales; (iv) total shareholder return; (v) return on assets; (vi) economic value added; (vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense during the performance period) and (x) achievement of explicit strategic objectives or milestones. Cumulative Net Income and Cumulative Net Income Per Diluted Share are determined based on Net Income for the applicable year or years as reported in the audited Consolidated Statement of Income of the Company and subsidiaries, adjusted to exclude (i) extraordinary items; (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effect of changes in accounting principles, and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

Performance Goals may include a minimum, maximum and target level of performance, with the size of Performance Award based on the level attained. Performance Goals and the Performance Measure in respect of any grant shall not be changed when so provided in the grant agreement. The Committee may eliminate or decrease (but not increase) the amount of any Performance Award otherwise payable to a participant. Performance Grants may be paid in cash, shares of Common Stock or any combination thereof.

The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants is 200,000. The maximum number of shares of Common Stock which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be 50,000. The maximum amount any Participant may receive pursuant to Performance Grants during any fiscal year shall not exceed $2,500,000, determined using the fair market value of the Common Stock (multiplied by the aggregate number of units of the Performance Grant awarded) on the last day of the Performance Period or on the date of the payment thereof, whichever is higher. It is presently anticipated that the Committee will make Performance Grants for three year Performance Periods using Cumulative Net Income Per Diluted Share as the Performance Measure.

TRANSFERABILITY

Awards under the Plan will not be transferable other than by will or the laws of descent and distribution; except that the Committee may permit the transfer of
(i) specific non-qualified stock option grants by gift to the employee's spouse, children and grandchildren, or to a trust for the benefit of any one or more of them, or (ii) any grant or award pursuant to a qualified domestic relations order.

DEFERRALS

The Committee may at any time require that the payment or settlement of any grant or award under the Plan be deferred for such period or periods and on such terms and conditions as the Committee shall determine. The Committee may also permit participants to defer the receipt of the payment of any award on such terms and conditions as the Committee shall deem appropriate. Such deferrals may be in the form of Common Stock equivalents and earn dividend equivalents. Amounts deferred in cash may earn interest at a rate or rates determined by the Committee.

CHANGE IN CONTROL

In the event of a change in control of the Company, except as the Board of Directors comprised of a majority of continuing directors may expressly provide otherwise, and notwithstanding any other provision of the Plan: (i) all stock options then outstanding under the Plan become fully exercisable (ii) all terms and conditions of all restricted stock grants then outstanding are deemed satisfied, and (iii) all Performance Grants and Awards shall be deemed to have been fully earned. A change in control occurs if: (i) any person becomes a beneficial owner of 50 percent or more of the Common Stock outstanding; (ii) the Company's shareholders approve a combination with another company under certain circumstances; (iii) the Company approves a plan of complete liquidation of the Company or an agreement to dispose of substantially all of its assets; or (iv) the continuing directors no longer constitute a majority of the Board of Directors. The payment of awards in the event of a change in control may have the incidental effect of increasing the net cost of that change, and, theoretically, could render a change in control more difficult or discourage it.

FEDERAL INCOME TAX CONSEQUENCES

Based on current provisions of the Code, and the existing regulations thereunder, the anticipated U.S. Federal income tax consequences in respect of the several types of grants and awards under the Plan are as described below.

GRANT OF STOCK OPTIONS

An optionee will not recognize any taxable income at the time a stock option is granted and the Company will not be entitled to a Federal income tax deduction at that time.

INCENTIVE STOCK OPTIONS

No ordinary income will be recognized by the holder of an incentive stock option at the time of exercise. The excess of the fair market value of the shares of Common Stock at the time of exercise over the aggregate option exercise price will be an adjustment to alternative minimum taxable income for purposes of the Federal "alternative minimum tax" at the date of exercise. If the optionee holds the shares of Common Stock purchased for the greater of two years after the date the option was granted or one year after the acquisition of such shares, the difference between the aggregate option price and the amount realized upon disposition of the shares will constitute a long term capital gain or loss, as the case may be, and the Company will not be entitled to a Federal Income tax deduction. If the shares of Common Stock are disposed of in a sale, exchange or other "disqualifying disposition" within two years after the date of grant or within one year after date of exercise, the optionee will realize taxable ordinary income in an amount equal to the lesser of (i) the excess of the fair market value of the shares of Common Stock purchased at the time of exercise over the aggregate option exercise price or (ii) the excess of the amount realized upon disposition of such shares over the option exercise price, and the Company will usually be entitled to a Federal income tax deduction equal to such amount.

NON-QUALIFIED STOCK OPTIONS

Taxable ordinary income will be recognized by the holder of a non-qualified stock option at the time of exercise in an amount equal to the excess of the fair market value of the shares of Common Stock purchased at the time of such exercise over the aggregate option exercise price. The Company will usually be entitled to a corresponding Federal income tax deduction. The optionee will generally recognize a taxable capital gain or loss based upon the difference between the per share fair market value at the time of exercise and the per share selling price at the time of a subsequent sale of the shares.

RESTRICTED STOCK

Unless a participant makes the election described below, a participant receiving a grant will not recognize income and the Company will not be allowed a deduction at the time such shares of restricted stock are granted. While the restrictions on the shares are in effect, a participant will recognize compensation income equal to the amount of the dividends received and the Company will be allowed a deduction in a like amount. When the restrictions on the shares of Common Stock are removed or lapse, the excess of fair market value of such shares on the date the restrictions are removed or lapse over the amount paid, if any, by the participant for such shares will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company. Upon disposition of the shares of Common Stock, the gain or loss recognized by the participant will be treated as capital gain or loss, and the capital gain or loss will be short term or long term depending upon the period of time the shares are held by the participant following the removal or lapse of the restrictions. However, by filing a Section 83(b) election with the Internal Revenue Service within 30 days after the date of grant, a participant's ordinary income and commencement of holding period and the Company's deduction will be determined as of the date of grant. In such a case, the amount of ordinary income recognized by such a participant and deductible by the Company will be equal to the excess of the fair market value of the shares as of the date of grant over the amount paid by the participant for the shares of Common Stock. If such election is made and a participant thereafter forfeits such Shares of Common Stock, no refund or deduction will be allowed for the amount previously included in such participant's income.

PERFORMANCE GRANTS

A participant receiving any Performance Grant will not recognize income, and the Company will not be allowed a deduction, at the time such grant is made. When a participant receives payment in cash or shares of Common Stock, the amount of cash and the fair market value of the shares of Common Stock received will be ordinary income to the participant and will be allowed as a deduction for Federal income tax purposes to the Company.

SPECIAL RULES

To the extent an optionee pays all or part of the option price of a non-qualified stock option by tendering shares of Common Stock owned by the optionee, the tax consequences described above apply except that the number of shares of Common Stock received upon such exercise which is equal to the number of shares surrendered in payment of the option exercise price shall have the same basis and tax holding period as the shares of Common Stock surrendered. If the shares of Common Stock surrendered had previously been acquired upon the exercise of an incentive stock option, the surrender of such shares may be a disqualifying disposition of such shares. The additional shares of Common Stock received upon such exercise have a tax basis equal to the amount of ordinary income recognized on such exercise and a holding period which commences on the date of exercise. If an optionee exercises an incentive stock option by tendering shares previously acquired on the exercise of an incentive stock option, a disqualifying disposition may occur and the optionee may recognize income and be subject to other basis allocation and holding period requirements.

WITHHOLDING TAXES

There are no withholding taxes payable in connection with the grant of any stock option or the exercise of an incentive stock option. However, withholding taxes must be paid at the time of exercise of any non-qualified stock option. Withholding taxes must also be paid in respect of any restricted stock when the restrictions thereon lapse. In respect of all other awards, withholding taxes must be paid whenever income to the Plan participant is recognized for tax purposes.

SECTION 162(m) LIMIT

The Company believes that compensation paid under the Plan from time to time to certain executive officers attributable to stock options, Performance Grants, and certain forms of restricted stock grants and awards, will be treated as qualified performance based compensation and, therefore, will be deductible by the Company and not subject to the $1,000,000 deduction limitation of Section 162(m) of the Code.

OTHER INFORMATION

No benefits or amounts have been granted, awarded or received under the Plan, nor are any such benefits or amounts now determinable. For comparison purposes, reference is made to the Option Grants in Last Fiscal Year table on page 11 for stock options granted during fiscal 2000, which options were granted under the 1990 Plan and were in respect of annual grants (the total stock options granted in fiscal 2000 to all officers and all other grantees totaled 867,000 and 2,173,700, respectively).

The closing price of the Common Stock reported on The Nasdaq National Market on May 16, 2000 was $42.50 per share.

For additional information regarding the Plan, please refer to the complete text of the Plan set forth at Exhibit A to this Proxy Statement. If the Plan is not approved by shareholders, the Company will consider other alternatives available with respect to performance based compensation.

The following resolution will be presented by your Board of Directors at the Annual Meeting:

"RESOLVED, that the adoption of the 2000 Equity Incentive Plan of Tech Data Corporation, the complete text of which is set forth at Exhibit A to the Proxy Statement of the Company for the Annual Meeting of Shareholders on June 20, 2000, be, and the same hereby is, approved."

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR
                              APPROVAL OF THE PLAN

The Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted FOR approval of the Plan. Abstentions, "withheld" votes and "broker non-votes" will not be counted as either "for" or "against" this proposal, but will have the same effect as votes against the proposal.

                                 PROPOSAL NO. 3
        APPROVAL OF THE PROPOSED AMENDMENT TO THE TECH DATA CORPORATION
          NON-EMPLOYEE DIRECTORS' 1995 NON-STATUTORY STOCK OPTION PLAN

GENERAL

On April 5, 2000, the Board of Directors approved, subject to approval by the shareholders of the Company, an amendment to the Tech Data Corporation Non-Employee Directors' 1995 Non-Statutory Stock Option Plan (the "Directors' Stock Option Plan") to increase the number of Annual Director Grants (as defined below) from 1,000 shares of Common Stock to 2,500 shares. The text of the proposed amendment to the Stock Option Plan is set forth in Exhibit B to this Proxy Statement.

The proposed amendment to the Directors' Stock Option Plan will be approved upon receiving the affirmative vote of holders of a majority of the shares present or represented by proxy at the meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted FOR approval of the proposed amendment to the Directors' Stock Option Plan. Abstentions, "withheld" votes and "broker non-votes" will not be counted as either "for" or "against" this proposal, but will have the same effect as votes against the proposal.

SUMMARY DESCRIPTION OF THE DIRECTORS' STOCK OPTION PLAN

The maximum number of shares of the Company's Common Stock that may be issued or transferred to grantees under the Directors' Stock Option Plan is 100,000 shares. If there is a stock dividend, recapitalization resulting in a stock split-up, combination or exchange of shares of Common Stock, appropriate adjustments would be made in the number of shares that could be issued or transferred in the future and in the number of shares and price under all outstanding grants made before the event. Future options may also cover such shares as may cease to be under option by reason of total or partial expiration, termination or voluntary surrender of an option.

Participation in the Directors' Stock Option Plan is limited to persons who are members of the Board and who are not full time employees of the Company (the "Participants"). As of the date of this Proxy Statement, there are seven non-employee directors of the Company.

The Directors' Stock Option Plan provides for two types of option grants: New Director Grants (which provide a one-time grant to each new non-employee director on the date of appointment to the Board) and Annual Director Grants (which provide yearly grants to each existing non-employee director, who has served on the Board for at least six (6) months). Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director who, for the first time, is appointed a director of the Company will receive a New Director Grant consisting of an option to purchase 5,000 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the date of grant. Pursuant to the terms of the Directors' Stock Option Plan, each non-employee director who is re-elected or otherwise continues to serve on the Board will receive, on the date of each annual shareholders meeting, an Annual Director Grant consisting of an option to purchase 2,500 shares (up from 1,000 shares) of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock at the date of each annual shareholders meeting, provided that the director has served on the Board for at least six (6) months.

Pursuant to the terms of the Directors' Stock Option Plan, New Director Grants vest in 20% increments annually and become fully vested on the fifth anniversary of the date of grant. Annual Director Grants vest and become exercisable one year from the date of grant. All options shall expire on the tenth anniversary of the date of grant.

Unless otherwise provided in any option, each outstanding option shall become immediately fully exercisable in the event of (i) a change of control of the Company, (ii) a merger, consolidation, reorganization, liquidation or dissolution in which the Company does not survive, or (iii) the sale, lease, exchange or other disposition of all or substantially all the property and assets of the Company.

TERMINATION

Pursuant to the terms of the Directors' Stock Option Plan, options granted shall terminate on the earlier to occur of (i) the date of removal of a Participant from the Board; (ii) the date of the expiration of the term thereof (the "Expiration Date"); or (iii) the termination of the Participant as a member of the Board by reason of voluntary resignation or the expiration of the Participant's elected or appointed term, in which case the Participant shall have the right, within three (3) months after the date on which the Participant shall have ceased to be a member of the Board, except for removal of the Participant from the Board, to exercise the unexercised portion of the options granted to the extent, if any, that such options were exercisable by the Participant on the date of such termination.

In the event of the death of a Participant while a member of the Board or within three (3) months after the termination of a Participant as a member of the Board, except for removal of a Participant from the Board, such option shall become immediately fully exercisable and shall terminate on the earlier of the Expiration Date thereof or one year following the date of such death. After the death of a Participant, his executors, administrators or any person or persons to whom his option may be transferred by will or by laws of descent and distribution, shall have the right, at any time during such period, to exercise the option.

If a Participant's service on the Board terminates because of a disability (as defined in the Directors' Stock Option Plan), the Participant's options shall become immediately fully exercisable and shall terminate on the earlier of the Expiration Date thereof or one year following the termination of service on the Board.

ADMINISTRATION

The Plan is considered a "formula plan" as contemplated by Rule 16b-3, promulgated under the Exchange Act. Grants of options to non-employee directors under the Plan and the amount, nature and timing of the grants are automatically determined as described above and are not subject to the determination of the Board or any option committee appointed by the Board. The Board may appoint an option committee to interpret the Directors' Stock Option Plan, and such Committee may adopt rules, regulations and procedures to administer the Directors' Stock Option Plan.

TERMINATION AND AMENDMENT OF THE DIRECTORS' STOCK OPTION PLAN

The Directors' Stock Option Plan became effective on June 20, 1995, the date of initial approval of the Company's shareholders. This Plan will terminate on the tenth anniversary of its effective date unless terminated earlier by the Board or unless extended by the Board. The Board could amend the Directors'

Stock Option Plan as it deems advisable, but unless the shareholders approve, no amendment could increase the maximum number of shares of Common Stock subject to the Directors' Stock Option Plan, materially modify the requirements for eligibility in the Directors' Stock Option Plan, or materially increase the benefits accruing to Participants.

FEDERAL INCOME TAX CONSEQUENCES

Options granted under the Directors' Stock Option Plan are intended to be "nonqualified stock options", and are not intended to meet the requirements of
Section 422 of the Code. A Participant would not recognize income for federal income tax purposes upon the grant of a nonqualified option under the Directors' Stock Option Plan. The Company will not be entitled to any tax deduction at that time. Upon exercise, a Participant will recognize compensation taxable as ordinary income in an amount equal to the excess of the fair market value on the date of exercise of the shares of Common Stock purchased over their aggregate exercise price. The Company will be entitled to a tax deduction in an amount equal to the compensation recognized by the Participant. Upon the disposition by a Participant of shares of Common Stock previously acquired by means of an exercise of an option granted under the Directors' Stock Option Plan, the difference between the amount realized upon the disposition and the fair market value of the shares on the date of exercise will be treated either as short-term or long-term capital gain to the Participant, depending upon the length of time the shares have been held by a Participant after the date of exercise.

OTHER INFORMATION

Since the inception of the Directors' Stock Option Plan, New Director Grants and Annual Director Grants representing an aggregate of 38,000 shares of Common Stock have been granted to eight non-employee Directors, for which options have been exercised for 6,000 shares and options for 62,000 shares are available for future grant. If this amendment to the Directors' Stock Option Plan is approved by the shareholders at the meeting, non-employee Directors, Charles E. Adair, Maximilian Ardelt, James M. Cracchiolo, Daniel M. Doyle, David M. Upton and John
Y. Williams will each receive an Annual Director Grant consisting of an option to purchase 2,500 shares of Common Stock at an exercise price per share equal to the fair market value of a share of Common Stock on the date of such meeting.

         YOUR BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE FOR APPROVAL OF THE AMENDMENT TO THE DIRECTORS' STOCK OPTION PLAN

The resolution to approve the amendment to the Directors' Stock Option Plan will be adopted only if it received the affirmative vote of at least a majority of the shares of Common Stock present or represented by proxy at the Annual Meeting. Proxies will be voted in accordance with the specifications marked thereon, and, if no specification is made, will be voted FOR approval of the amendment. Abstentions, "withheld" votes and "broker non-votes" will not be counted as either "for" or "against" this proposal, but will have the same effect as votes against the proposal.

                             SHAREHOLDER PROPOSALS

Proposals which shareholders intend to present at the 2001 Annual Meeting of Shareholders must be received by the Company no later than January 9, 2001 to be eligible for inclusion in the proxy material for that meeting.

                    INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

The firm of PricewaterhouseCoopers LLP served as the Company's independent certified public accountants for fiscal 2000. This firm has advised the Company that it has no direct or indirect financial interest in the Company. Representatives of this firm are expected to be present at the 2000 Annual Meeting, with the opportunity to make a statement should they desire to do so, and will be available to respond to appropriate questions from shareholders.

                                 OTHER MATTERS

Management knows of no matter to be brought before the meeting which is not referred to in the Notice of Meeting. If any other matters properly come before the meeting, it is intended that the shares represented by proxy will be voted with respect thereto in accordance with the judgment of the persons voting them.


                               By Order of the Board of Directors,


                               /s/ ARTHUR W. SINGLETON
                               -------------------------------------------------
                               Arthur W. Singleton
                               Corporate Vice President, Treasurer and Secretary

                                                                       EXHIBIT A

                           2000 EQUITY INCENTIVE PLAN
                                       OF
                              TECH DATA CORPORATION

1.       PURPOSE.

         The purposes of the 2000 Equity Incentive Plan (the "Plan") of Tech Data Corporation (the "Company") are to advance the interests of the Company and its shareholders by strengthening the ability of the Company to attract, retain and reward highly qualified officers and other employees, to motivate officers and other selected employees to achieve business objectives established to promote the long-term growth, profitability and success of the Company, and to encourage ownership of the Common Stock of the Company by participating officers and other selected employees allowing such employees to participate in the long-term growth of the Company. The Plan authorizes performance-based stock and cash incentive compensation in the form of stock options, restricted stock, performance grants and awards.

2.       DEFINITIONS.

         For the purposes of the Plan, the following terms shall have the following meanings:

         (a) "ADJUSTED NET INCOME" means, with respect to any fiscal year of the Company, the amount reported as "Net Income" in the audited Consolidated Statement of Income of the Company and Subsidiaries for such year (as set forth in the Company's Annual Report to Shareholders for such year), adjusted to exclude any of the following items: (i) extraordinary items (as described in Accounting Principles Board Opinion No. 30); (ii) gains or losses on the disposition of discontinued operations; (iii) the cumulative effects of changes in accounting principles; and (iv) any applicable adjustments for calculating net income per diluted share in accordance with generally accepted accounting principles.

         (b) "ANNUAL NET INCOME PER DILUTED SHARE" means, with respect to the fiscal year of the Company in respect of which a determination thereof is being or to be made, the Adjusted Net Income for such year divided by the applicable weighted average number of diluted shares of Common Stock outstanding during such year.

         (c) "AWARD" means any payment or settlement in respect of a grant made pursuant to the Plan, whether in the form of shares of Common Stock or in cash, or in any combination thereof.

         (d) "BOARD OF DIRECTORS" means the Board of Directors of the Company.

         (e) "CODE" means the Internal Revenue Code of 1986, as amended and in effect from time to time, or any successor statute thereto, together with the published rulings, regulations and interpretations duly promulgated thereunder.

         (f) "COMMITTEE" means the Stock Option Committee of the Board of Directors established and constituted as provided in Section 5 of the Plan.

         (g) "COMMON STOCK" means the common stock, par value of $.0015, of the Company, or any security issued by the Company in substitution or exchange therefor or in lieu thereof.

         (h) "COMMON STOCK EQUIVALENT" means a Unit (or fraction thereof, if authorized by the Committee) substantially equivalent to a hypothetical share of Common Stock, credited to a Participant and having a value at any time equal to the Fair Market Value of a share of Common Stock (or such fraction thereof) at such time.

         (i) "COMPANY" means Tech Data Corporation, a Florida corporation, or any successor corporation.

         (j) "COVERED EMPLOYEE" means any person who is a "covered employee" within the meaning of Section 162(m) of the Code.

         (k) "CUMULATIVE NET INCOME" means, in respect of any Performance Period, the aggregate cumulative amount of the Adjusted Net Income for the fiscal years of the Company during such Performance Period.

         (l) "CUMULATIVE NET INCOME PER DILUTED SHARE" means, in respect of any Performance Period, the aggregate cumulative amount of the Annual Net Income Per Diluted Share for the fiscal years of the Company during such Performance Period.

         (m) "DIVIDEND EQUIVALENT" means, in respect of a Common Stock Equivalent and with respect to each dividend payment date for the Common Stock, an amount equal to the cash dividend on one share of Common Stock payable on such dividend payment date.

         (n) "EMPLOYEE" means any individual, including any officer of the Company, who is on the active payroll of the Company or a Subsidiary at the relevant time.

         (o) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended and in effect from time to time, including all rules and regulations promulgated thereunder.

         (p) "EXECUTIVE OFFICER" means, at any time, an individual who is an executive officer of the Company within the meaning of Exchange Act Rule 3b-7 or who is an officer of the Company within the meaning of Exchange Act Rule 16a-1(f).

         (q) "FAIR MARKET VALUE" means, in respect of any date on or as of which a determination thereof is being or to be made, the last sales price per share of the Common Stock reported on such date on The Nasdaq National Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed on such date, or, if the Common Stock was not traded on such date, on the next preceding day on which sales of shares of the Common Stock were reported on The Nasdaq National Market or on any other national securities exchange registered under the Exchange Act upon which the Common Stock is then listed.

         (r) "INCENTIVE STOCK OPTION" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is intended to be and is specifically designated as an "incentive stock option" within the meaning of Section 422A of the Code.

         (s) "NON-QUALIFIED STOCK OPTION" means any option to purchase shares of Common Stock granted pursuant to the provisions of Section 6 of the Plan that is not an Incentive Stock Option.

         (t) "PARTICIPANT" means any Employee of the Company or a Subsidiary who receives a grant or Award under the Plan.

         (u) "PERFORMANCE GRANT" means a grant made pursuant to Section 8 of the Plan, the Award of which is contingent on the achievement of specific Performance Goals during a Performance Period, determined using a specific Performance Measure, all as specified in the grant agreement relating thereto.

         (v) "PERFORMANCE GOALS" mean, with respect to any applicable grant made pursuant to the Plan, the one or more targets, goals or levels of attainment required to be achieved in terms of the specified Performance Measure during the specified Performance Period, all as set forth in the related grant agreement.

         (w) "PERFORMANCE MEASURE" means, with respect to any applicable grant made pursuant to the Plan, one or more of the criteria identified at Section 8(c) of the Plan selected by the Committee for the purpose of establishing, and measuring attainment of, Performance Goals for a Performance Period in respect of such grant, as provided in the related grant agreement.

         (x) "PERFORMANCE PERIOD" means, with respect to any applicable grant made pursuant to the Plan, the one or more periods of time, which may be of varying and overlapping durations, as the Committee may select during which the attainment of one or more Performance Goals will be measured to determine whether, and the extent to which, a Participant is entitled to receive payment of an Award pursuant to such grant, as provided in the related grant agreement.

         (y) "PLAN" means this 2000 Equity Incentive Plan of the Company, as set forth herein and as hereafter amended from time to time in accordance with the terms hereof.

         (z) "RESTRICTED STOCK" means shares of Common Stock issued pursuant to a Restricted Stock Grant under Section 7 of the Plan so long as such shares remain subject to the restrictions and conditions specified in the grant agreement pursuant to which such Restricted Stock Grant is made.

         (aa) "RESTRICTED STOCK GRANT" means a grant made pursuant to the provisions of Section 7 of the Plan.

         (bb) "STOCK OPTION" means and includes any Non-Qualified Stock Option and any Incentive Stock Option granted pursuant to Section 6 of the Plan.

         (cc) "SUBSIDIARY" means any corporation or entity in which the Company directly or indirectly owns or controls 50% or more of the equity securities issued by such corporation or entity having the power to vote for the election of directors.

         (dd) "UNIT" means a bookkeeping entry used by the Company to record and account for the grant, settlement or, if applicable, deferral of an Award until such time as such Award is paid, canceled, forfeited or terminated, as the case may be, which, except as otherwise specified by the Committee, shall be equal to one Common Stock Equivalent.

3.       EFFECTIVE DATE; TERM.

         (a) EFFECTIVE DATE. The Plan shall be effective on June 20, 2000, upon approval by the shareholders of the Company at the 2000 annual meeting of shareholders or any adjournments thereof.

         (b) TERM. The Plan shall remain in effect until June 20, 2010, unless sooner terminated by the Board of Directors. Termination of the Plan shall not affect grants and Awards then outstanding.

4.       SHARES OF COMMON STOCK SUBJECT TO PLAN.

         (a) MAXIMUM NUMBER OF SHARES AVAILABLE FOR ISSUANCE UNDER THE PLAN. The maximum aggregate number of shares of Common Stock which may be issued pursuant to the Plan, subject to adjustment as provided in Section 4(b) of the Plan, shall be three million shares (3,000,000), plus (i) any shares of Common Stock issued under the Plan that are forfeited back to the Company or are canceled, and (ii) any shares of Common Stock that are tendered, whether by physical delivery or by attestation, to the Company by a Participant as full or partial payment of the exercise price of any Stock Option granted pursuant to the Plan, in connection with the payment or settlement of any other grant or Award made pursuant to the Plan, or in payment of any applicable withholding for federal, state, city, local or foreign income, payroll or other taxes incurred in connection with the exercise of any Stock Option granted under the Plan or the receipt or settlement of any other grant or Award under the Plan. The shares of Common Stock which may be issued under the Plan may be authorized and unissued shares or issued shares which have been reacquired by the Company. No fractional share of the Common Stock shall be issued under the Plan. Awards of fractional shares of the Common Stock, if any, shall be settled in cash.

         (b) ADJUSTMENTS UPON CHANGES IN CAPITAL STRUCTURE. In the event of any change in the capital structure, capitalization or Common Stock of the Company such as a stock dividend, stock split, recapitalization, merger, consolidation, split-up, combination or exchange of shares or other form of reorganization, or any other change affecting the Common Stock, such proportionate adjustments, if any, as the Board of Directors in its discretion may deem appropriate to reflect such change shall be made with respect to: (i) the maximum number of shares of Common Stock which may be (1) issued pursuant to the Plan, (2) the subject of any type of grant or Award under the Plan, and (3) granted, Awarded or issued to any Participant pursuant to any provision of the Plan; (ii) the number of shares of Common Stock subject to any outstanding or other grant or Award made to any Participant under the Plan; (iii) the per share exercise price in respect of any outstanding Stock Options; (iv) the number of shares of Common Stock and the number of Units or the value of such Units, as the case may be, which are the subject of other grants and Awards then outstanding under the Plan; and (v) any other term or condition of any grant affected by any such change; provided however that no such adjustment shall be authorized to the extent that such authority would cause the Plan to violate Section 422(b)(1) of the Code, as from time to time amended, and with respect to any Award no such adjustment shall be authorized to the extent that such authority would be inconsistent with the Plan's meeting the requirements of Section 162(m) of the Code, as from time to time amended.

5.       ADMINISTRATION.

         (a) THE COMMITTEE. The Plan shall be administered by the Committee to be appointed from time to time by the Board of Directors and comprised of not less than three of the then members of the Board of Directors who qualify as "non-employee directors" within the meaning of Rule 16(b)-3 promulgated under the Exchange Act and as "outside directors" within the meaning of Section 162(m) of the Code. Members of the Committee shall serve at the pleasure of the Board of Directors. The Board of Directors may from time to time remove members from, or add members to, the Committee. A majority of the members of the Committee shall constitute a quorum for the transaction of business and the acts of a majority of the members present at any meeting at which a quorum is present shall be the acts of the Committee. Any one or more members of the Committee may participate in a meeting by conference telephone or similar means where all persons participating in the meeting can hear and speak to each other, which participation shall constitute presence in person at such meeting. Action approved in writing by a majority of the members of the Committee then serving shall be fully as effective as if the action had been taken by unanimous vote at a meeting duly called and held. The Company shall make grants and effect Awards under the Plan in accordance with the terms and conditions specified by the Committee, which terms and conditions shall be set forth in grant agreements and/or other instruments in such forms as the Committee shall approve.

         (b) COMMITTEE POWERS. The Committee shall have full power and authority to operate and administer the Plan in accordance with its terms. The powers of the Committee include, but are not limited to, the power to: (i) select Participants from among the Employees of the Company and Subsidiaries including establishing guidelines, criteria and overall numbers of and limits of grants and Awards; (ii) establish the types of, and the terms and conditions of, all grants and Awards made under the Plan, subject to any applicable limitations set forth in, and consistent with the express terms of, the Plan; (iii) make grants, conditionally or unconditionally, and pay or otherwise effect Awards subject to, and consistent with, the express provisions of the Plan; (iv) establish Performance Goals, Performance Measures and Performance Periods, subject to, and consistent with, the express provisions of the Plan; (v) reduce the amount of any grant or Award; (vi) prescribe the form or forms of grant agreements and other instruments evidencing grants and Awards under the Plan; (vii) pay and to defer payment of Awards on such terms and conditions, not inconsistent with the express terms of the Plan, as the Committee shall determine; (viii) direct the Company to make conversions, accruals and payments pursuant to the Plan; (ix) construe and interpret the Plan and make any determination of fact incident to the operation of the Plan; (x) promulgate, amend and rescind rules and regulations relating to the implementation, operation and administration of the Plan; (xi) adopt such modifications, procedures and subplans as may be necessary or appropriate to comply with the laws of other countries with respect to Participants or prospective Participants employed in such other countries; (xii) in its sole discretion to accelerate the date on which any option may be exercised and may accelerate the vesting of any shares of Common Stock subject to any option or previously acquired shares by the exercise of any option;
(xiii) the power to delegate responsibility for Plan operation, management and administration on such terms consistent with the Plan, as the Committee may establish; (xiv) delegate to other persons the responsibility for performing administrative or ministerial acts in furtherance of the Plan; (xv) engage the services of persons and firms, including banks, consultants, insurance companies and broker-dealers in furtherance of the Plan's activities; and (xvi) make all other determinations and take all other actions as the Committee may deem necessary or advisable for the administration and operation of the Plan. The Committee may, in its sole discretion, delegate to one or more Executive Officers the power to select Participants from among the Employees of the Company and Subsidiaries provided that at the time of such grant no recipient of such grants shall be an Executive Officer.

         (c) COMMITTEE'S DECISIONS FINAL. Any determination, decision or action of the Committee in connection with the construction, interpretation, administration or application of the Plan, and of any grant agreement, shall be final, conclusive and binding upon all Participants, and all persons claiming through Participants, affected thereby.

         (d) ADMINISTRATIVE ACCOUNTS. For the purpose of accounting for Awards deferred as to payment, the Company shall establish bookkeeping accounts expressed in Units bearing the name of each Participant receiving such Awards. Each account shall be unfunded, unless otherwise determined by the Committee in accordance with Section 13(d) of the Plan.

         (e) CERTIFICATIONS. In respect of each grant under the Plan to a Covered Employee which the Committee intends to be "performance based compensation" under Section 162(m) of the Code, the provisions of the Plan and the related grant agreement shall be construed to confirm such intent, and to conform to the requirements of Section 162(m) of the Code, and the Committee shall certify in writing (which writing may include approved minutes of a meeting of the Committee) that the applicable Performance Goal(s), determined using the Performance Measure specified in the related grant agreement, was attained during the relevant Performance Period at a level that equaled or exceeded the level required for the payment of such Award in the amount proposed to be paid and that such Award does not exceed any applicable Plan limitation.

6.       STOCK OPTIONS.

         (a) IN GENERAL. Options to purchase shares of Common Stock may be granted under the Plan and may be Incentive Stock Options or Non-Qualified Stock Options. All Stock Options shall be subject to the terms and conditions of this
Section 6 and shall contain such additional terms and conditions, not inconsistent with the express provisions of the Plan, as the Committee or designated Executive Officers shall determine in accordance with personnel policies developed by the Company. Stock Options may be granted in addition to, or in tandem with or independent of or other grants and Awards under the Plan.

         (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other Employee of the Company or a Subsidiary may be granted Stock Options. The Committee shall determine, in its discretion, the Employees to whom Stock Options will be granted, the timing of such grants, and the number of shares of Common Stock subject to each Stock Option granted; provided (i) the maximum number of shares of Common Stock in respect of which Stock Options may be granted to any Employee during any fiscal year shall be three-hundred thousand shares (300,000), and (ii) in respect of Incentive Stock Options, the aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the shares of Common Stock with respect to which an Incentive Stock Option becomes exercisable for the first time by a Participant during any calendar year shall not exceed $100,000, or such other limit as may be required by the Code, except that, if authorized by the Committee and provided for in the related grant agreement, any portion of any Incentive Stock Option that cannot be exercised as such because of this limitation may be converted into and exercised as a Non-Qualified Stock Option. In no event shall any Stock Option be granted to a Participant in exchange for the Participant's agreement to the cancellation of one or more Stock Options, then held by such Participant, if the exercise price of the new grant is lower than the exercise price of the grant to be cancelled and in no event shall any Stock Option be amended to reduce the option price, except as contemplated by Section 4(b) of the Plan.

         (c) OPTION EXERCISE PRICE. The per share exercise price of each Stock Option granted under the Plan shall be determined by the Committee prior to or at the time of grant, but in no event shall the per share exercise price of any Stock Option be less than 100% of the Fair Market Value of the Common Stock on the date of the grant of such Stock Option.

         (d) OPTION TERM. The term of each Stock Option shall be fixed by the Committee; except that in no event shall the term of any Incentive Stock Option exceed ten years after the date such Incentive Stock Option is granted.

         (e) EXERCISABILITY. A Stock Option shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at the date of grant; provided, however, that no Stock Option shall be exercisable during the first six months after the date such Stock Option is granted. No Stock Option may be exercised unless the holder thereof is at the time of such exercise an Employee and has been continuously an Employee since the date such Stock Option was granted, except that the Committee or designated Executive Officers may permit the exercise of any Stock Option for any period following the Participant's termination of employment not in excess of the original term of the Stock Option on such terms and conditions as it shall deem appropriate and specified in the related grant agreement.

         (f) METHOD OF EXERCISE. A Stock Option may be exercised, in whole or in part, by giving written notice of exercise to the Company specifying the number of shares of Common Stock to be purchased. Such notice shall be accompanied by payment in full of the purchase price, plus any required withholding taxes, in cash or, if permitted by the terms of the related grant agreement or otherwise approved in advance by the Committee, in shares of Common Stock already owned by the Participant valued at the Fair Market Value of the Common Stock on the date of exercise and delivered either by physical or constructive (attestation) delivery. The Committee may also permit Participants, either on a selective or aggregate basis, to simultaneously exercise Stock Options and sell the shares of Common Stock thereby acquired pursuant to a brokerage or similar arrangement approved in advance by the Committee and to use the proceeds from such sale to pay the exercise price and withholding taxes.

7.       RESTRICTED STOCK GRANTS AND AWARDS.

         (a) IN GENERAL. A Restricted Stock Grant is the issuance of shares of Common Stock in the name of an Employee, which issuance is subject to such terms and conditions as the Committee shall deem appropriate, including, without limitation, restrictions on the sale, assignment, transfer or other disposition of such shares and the requirement that the Employee forfeit such shares back to the Company (i) upon termination of employment for specified reasons within a specified period of time, or (ii) if any specified Performance Goals are not achieved during a specified Performance Period, or (iii) if such other conditions as the Committee may specify are not satisfied.

         (b) ELIGIBILITY AND LIMITATIONS. Any officer of the Company and any other key Employee of the Company or a Subsidiary selected by the Committee may receive a Restricted Stock Grant. The Committee, in its sole discretion, shall determine whether a Restricted Stock Grant shall be made, the Employee to receive the Restricted Stock Grant, and the conditions and restrictions imposed on the Restricted Stock Grant. The maximum number of shares of Common Stock which may be issued as Restricted Stock under the Plan shall be two hundred thousand shares (200,000). The maximum number of shares of Common Stock which may be issued to any Employee as Restricted Stock during any fiscal year shall not exceed fifty thousand shares (50,000). The maximum amount any Employee may receive as a Restricted Stock Grant in any fiscal year shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Restricted Stock Grant as at the date of the grant thereof.

         (c) RESTRICTION PERIOD. Restricted Stock Grants shall provide that in order for a Participant to receive shares of Common Stock free of restrictions, the Participant must remain in the employment of the Company or its Subsidiaries, subject to such exceptions as the Committee shall deem appropriate and specify in the related grant agreement, for a period of not less than three years commencing on the date of the grant and ending on such later date or dates as the Committee may designate at the time of the grant (the "Restriction Period"). The Committee, in its sole discretion, may provide for the lapse of restrictions in installments during the Restriction Period. The Committee may also establish one or more Performance Goals that are required to be achieved during one or more Performance Periods within the Restriction Period as a condition to the lapse of the restrictions.

         (d) RESTRICTIONS. The following restrictions and conditions shall apply to each Restricted Stock Grant during the Restriction Period: (i) the Participant shall not be entitled to delivery of the shares of the Common Stock;
(ii) the Participant may not sell, assign, transfer, pledge, hypothecate, encumber or otherwise dispose of or realize on the shares of Common Stock subject to the Restricted Stock Grant; and (iii) the shares of the Common Stock issued as Restricted Stock shall be forfeited to the Company if the Participant for any reason ceases to be an Employee prior to the end of the Restriction Period, except due to circumstances specified in the related grant agreement or otherwise approved by the Committee. The Committee may, in its sole discretion, include such other restrictions and conditions as it may deem appropriate.

         (e) PAYMENT. Upon expiration of the Restriction Period and if all conditions have been satisfied and any applicable Performance Goals attained, the shares of the Restricted Stock will be made available to the Participant, subject to satisfaction of applicable withholding tax requirements, free of all restrictions; provided, that the Committee may, in its discretion, require (i) the further deferral of any Restricted Stock Grant beyond the initially specified Restriction Period, (ii) that the Restricted Stock be retained by the Company, and (iii) that the Participant receive a cash payment in lieu of unrestricted shares of Common Stock.

         (f) RIGHTS AS A SHAREHOLDER. A Participant shall have, with respect to shares of Restricted Stock, all of the rights of a shareholder of the Company, including the right to vote the shares and receive any cash dividends paid thereon. Stock dividends distributed with respect to shares of Restricted Stock shall be treated as additional shares under the Restricted Stock Grant and shall be subject to the restrictions and other terms and conditions set forth therein.

8.       PERFORMANCE GRANTS AND AWARDS.

         (a) ELIGIBILITY AND TERMS. The Committee may grant to officers of the Company and other key Employees of the Company and its Subsidiaries the prospective contingent right, expressed in Units, to receive payments of shares of Common Stock, cash or any combination thereof, with each Unit equivalent in value to one share of Common Stock, or equivalent to such other value or monetary amount as may be designated or established by the Committee ("Performance Grants"), based upon Company performance over a specified Performance Period. The Committee shall, in its sole discretion, determine the officers of the Company and other key Employees eligible to receive Performance Grants. At the time each Performance Grant is made, the Committee shall establish the Performance Period, the Performance Measure and the targets to be attained relative to such Performance Measure (the "Performance Goals") in respect of such Performance Grant. The number of shares of Common Stock and/or the amount of cash earned and payable in settlement of a Performance Grant shall be determined at the end of the Performance Period (a "Performance Award").

         (b) LIMITATIONS ON GRANTS AND AWARDS. The maximum number of shares of Common Stock which may be issued pursuant to Performance Grants shall be two-hundred thousand shares (200,000). The maximum number of shares which may be the subject of Performance Grants made to any Participant in respect of any Performance Period or during any fiscal year shall be fifty-thousand shares (50,000). The maximum amount any Participant may receive during any fiscal year as Performance Awards pursuant to Performance Grants shall not exceed two and one-half million dollars ($2,500,000), determined using the Fair Market Value of such Performance Awards as at the last day of the applicable Performance Period or Periods or as at date or dates of the payment thereof, whichever is higher.

         (c) PERFORMANCE GOALS, PERFORMANCE MEASURES AND PERFORMANCE PERIODS. Each Performance Grant shall provide that, in order for a Participant to receive an Award of all or a portion of the Units subject to such Performance Grant, the Company must achieve certain Performance Goals over a designated Performance Period having a minimum duration of one year, with attainment of the Performance Goals determined using a specific Performance Measure. The Performance Goals and Performance Period shall be established by the Committee in its sole discretion. The Committee shall establish a Performance Measure for each Performance Period for determining the portion of the Performance Grant which will be earned or forfeited based on the extent to which the Performance Goals are achieved or exceeded. In setting Performance Goals, the Committee may use a Performance Measure based on any one, or on any combination, of the following Company performance factors as the Committee deems appropriate: (i) Cumulative Net Income Per Diluted Share; (ii) Cumulative Net Income; (iii) return on sales;
(iv) total shareholder return; (v) return on assets; (vi) economic value added;
(vii) cash flow; (viii) return on equity; (ix) cumulative operating income (which shall equal consolidated sales minus cost of goods sold and selling, administrative and general expense) and (x) achievement of explicit strategic objectives or milestones. Performance Goals may include minimum, maximum and target levels of performance, with the size of Performance Award based on the level attained. Once established by the Committee and specified in the grant agreement, and if and to the extent provided in or required by the grant agreement, the Performance Goals and the Performance Measure in respect of any Performance Grant (or any Restricted Stock Grant or Stock-Based Grant that requires the attainment of Performance Goals as a condition to the Award) shall not be changed. The Committee may, in its discretion, eliminate or reduce (but not increase) the amount of any Performance Award (or Restricted Stock or Stock-Based Award) that otherwise would be payable to a Participant upon attainment of the Performance Goal(s).

         (d) FORM OF GRANTS. Performance Grants may be made on such terms and conditions not inconsistent with the Plan, and in such form or forms, as the Committee may from time to time approve. Performance Grants may be made alone, in addition to in tandem with, or independent of other grants and Awards under the Plan. Subject to the terms of the Plan, the Committee shall, in its discretion, determine the number of Units subject to each Performance Grant made to a Participant and the Committee may impose different terms and conditions on any particular Performance Grant made to any Participant. The Performance Goals, the Performance Period or Periods, and the Performance Measure applicable to a Performance Grant shall be set forth in the relevant grant agreement.

         (e) PAYMENT OF AWARDS. Each Participant shall be entitled to receive payment in an amount equal to the aggregate Fair Market Value (if the Unit is equivalent to a share of Common Stock), or such other value as the Committee shall specify, of the Units earned in respect of such Performance Award. Payment in settlement of a Performance Award may be made in shares of Common Stock, in cash, or in any combination of Common Stock and cash, and at such time or times, as the Committee, in its discretion, shall determine.

9.       DEFERRALS.

         The Committee may, whether at the time of grant or at anytime thereafter prior to payment or settlement, require a Participant to defer, or permit (subject to such conditions as the Committee may from time to time establish) a Participant to elect to defer, receipt of all or any portion of any payment of cash or shares of Common Stock that would otherwise be due to such Participant in payment or settlement of any Award under the Plan. If any such deferral is required by the Committee (or is elected by the Participant with the permission of the Committee), the Committee shall establish rules and procedures for such payment deferrals. The Committee may provide for the payment or crediting of interest, at such rate or rates as it shall in its discretion deem appropriate, on such deferred amounts credited in cash and the payment or crediting of dividend equivalents in respect of deferred amounts credited in Common Stock Equivalents. Deferred amounts may be paid in a lump sum or in installments in the manner and to the extent permitted, and in accordance with rules and procedures established, by the Committee.

10.      NON-TRANSFERABILITY OF GRANTS AND AWARDS.

         No grant or Award under the Plan, and no right or interest therein, shall be (i) assignable, alienable or transferable by a Participant, except by will or the laws of descent and distribution, or (ii) subject to any obligation, or the lien or claims of any creditor, of any Participant, or (iii) subject to any lien, encumbrance or claim of any party made in respect of or through any Participant, however arising. During the lifetime of a Participant, Stock Options are exercisable only by, and shares of Common Stock issued upon the exercise of Stock Options and or in settlement of other Awards will be issued only to, and other payments in settlement of any Award will be payable only to, the Participant or his or her legal representative. The Committee may, in its sole discretion, authorize written designations of beneficiaries and authorize Participants to designate beneficiaries with the authority to exercise Stock Options and granted to a Participant in the event of his or her death. Notwithstanding the foregoing, the Committee may, in its sole discretion and on and subject to such terms and conditions as it shall deem appropriate, which terms and conditions shall be set forth in the related grant agreement: (i) authorize a Participant to transfer all or a portion of any Non-Qualified Stock Option granted to such Participant; provided, that in no event shall any transfer be made to any person or persons other than such Participant's spouse, children or grandchildren, or a trust for the exclusive benefit of one or more such persons, which transfer must be made as a gift and without any consideration; and (ii) provide for the transferability of a particular grant or Award pursuant to a qualified domestic relations order. All other transfers and any retransfer by any permitted transferee are prohibited and any such purported transfer shall be null and void. Each Stock Option which becomes the subject of permitted transfer (and the Participant to whom it was granted by the Company) shall continue to be subject to the same terms and conditions as were in effect immediately prior to such permitted transfer. The Participant shall remain responsible to the Company for the payment of all withholding taxes incurred as a result of any exercise of such Stock Option. In no event shall any permitted transfer of a Stock Option create any right in any party in respect of any Stock Option or other grant or Award, other than the rights of the qualified transferee in respect of such Stock Option specified in the related grant agreement.

11.      CHANGE IN CONTROL.

         (a) EFFECT ON GRANTS. In the event of a Change in Control (as defined below) of the Company, except as the Board of Directors comprised of a majority of Continuing Directors may expressly provide otherwise, and notwithstanding any other provision of the Plan to the contrary: (i) all

Stock Options then outstanding shall become fully exercisable as of the date of the Change in Control, whether or not then exercisable; (ii) all restrictions and conditions in respect of all Restricted Stock Grants then outstanding shall be deemed satisfied as of the date of the Change in Control; and (iii) all Performance Grants and Awards shall be deemed to have been fully earned, at the maximum amount of the award opportunity specified in the grant agreement, as of the date of the Change in Control.

         (b) CHANGE IN CONTROL DEFINED. A "Change in Control" of the Company shall occur when: (i) any Acquiring Person (other than the Company, any Subsidiary, any employee benefit plan of the Company or of any Subsidiary, or any person or entity organized, appointed or established by the Company or a Subsidiary for or pursuant to the terms of any such plans), alone, or together with its Affiliates and Associates, shall become the beneficial owner of fifty percent (50%) or more of the shares of Common Stock then outstanding and provided that the Continuing Directors of the combined companies specifically determine that it is a "change in control" of the Company; or (ii) the shareholders of the Company approve a definitive agreement for a merger or consolidation involving the Company which would result in the Common Stock outstanding immediately prior to such merger or consolidation continuing to represent (whether by remaining outstanding or by being converted into voting securities of the surviving entity) less than fifty percent of the combined voting power of the Company and such other entity outstanding immediately after such merger or consolidation; or (iii) the shareholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or other disposition of all or substantially all of the assets of the Company; or
(iv) the Continuing Directors no longer constitute a majority of the Board of Directors. "Acquiring Person" means any person (any individual, firm, corporation or other entity) who or which, together with all its Affiliates and Associates, shall be the beneficial owner of a substantial block of Common Stock. "Affiliate" and "Associate" shall have the respective meanings ascribed to such terms in Rule 12b-2 under the Exchange Act. "Continuing Director" means any individual who is a member of the Board of Directors, while such individual is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or a representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and was a member of the Board of Directors prior to the occurrence of a Change in Control, and any successor of a Continuing Director, while such successor is a member of the Board of Directors, who is not an Acquiring Person, or an Affiliate or Associate of an Acquiring Person, or representative or nominee of an Acquiring Person or of any such Affiliate or Associate, and is recommended or elected to succeed the Continuing Director by a majority of the Continuing Directors.

12.      AMENDMENT AND TERMINATION.

         The Board of Directors may at any time terminate the Plan, except with respect to grants then outstanding. The Board of Directors may amend the Plan at any time and from time to time in such respects as the Board of Directors may deem necessary or appropriate without approval of the shareholders, unless such approval is necessary in order to comply with applicable laws, including the Exchange Act and the Code. In no event may the Board of Directors amend the Plan without the approval of the shareholders to (i) increase the maximum number of shares of Common Stock which may be issued pursuant to the Plan, (ii) increase any limitation set forth in the Plan on the number of shares of Common Stock which may be issued, or the aggregate value of Awards which may be made, in respect of any type of grant to all Participants during the term of the Plan or to any Participant during any specified period, (iii) reduce the minimum exercise price for Stock Options, or (iv) change the Performance Measure criteria identified at Section 9(c) of the Plan.

13.      MISCELLANEOUS.

         (a) WITHHOLDING TAXES. All Awards under the Plan will be made subject to any applicable withholding for taxes of any kind. The Company shall have the right to deduct from any amount payable under the Plan, including delivery of shares of Common Stock to be made under the Plan, all federal, state, city, local or foreign taxes of any kind required by law to be withheld with respect to such payment and to take such other actions as may be necessary in the opinion of the Company to satisfy all obligations for the payment of such taxes. If shares of Common Stock are used to satisfy withholding taxes, such shares shall be valued based on the Fair Market Value thereof on the date when the withholding for taxes is required to be made. The Company shall have the right to require a Participant to pay cash to satisfy withholding taxes as a condition to the payment of any amount (whether in cash or shares of Common Stock) under the Plan.

         (b) NO RIGHT TO EMPLOYMENT. Neither the adoption of the Plan nor the making of any grant or Award shall confer upon any Employee any right to continued employment with the Company or any Subsidiary, nor shall it interfere in any way with the right of the Company or any Subsidiary to terminate the employment of any Employee at any time, with or without cause.

         (c) UNFUNDED PLAN. The Plan shall be unfunded and the Company shall not be required to segregate any assets that may at any time be represented by Awards under the Plan. Any liability of the Company to any person with respect to any Award under the Plan shall be based solely upon any contractual obligations that may be effected pursuant to the Plan. No such obligation of the Company shall be deemed to be secured by any pledge of, or other encumbrance on, any property of the Company.

         (d) PAYMENTS TO TRUST. The Committee is authorized to cause to be established a trust agreement or several trust agreements whereunder the Committee may make payments of amounts due or to become due to Participants in the Plan.

         (e) OTHER COMPANY BENEFIT AND COMPENSATION PROGRAMS. Payments and other benefits received by a Participant under an Award made pursuant to the Plan shall not be deemed a part of a Participant's regular, recurring compensation for purposes of any termination indemnity or severance pay law of any country and shall not be included in, nor have any effect on, the determination of benefits under any pension or other employee benefit plan or similar arrangement provided by the Company or any Subsidiary, unless (i) expressly so provided by such other plan or arrangement or (ii) the Committee expressly determines that an Award or a portion thereof should be included as recurring compensation. Nothing contained in the Plan shall prohibit the Company or any Subsidiary from establishing other special awards, incentive compensation plans, compensation programs and other similar arrangements providing for the payment of performance, incentive or other compensation to Employees. Payments and benefits provided to any Employee under any other plan, including, without limitation, any stock option, stock award, restricted stock, deferred compensation, savings, retirement or other benefit plan or arrangement, shall be governed solely by the terms of such other plan.

         (f) SECURITIES LAW RESTRICTIONS. In no event shall the Company be obligated to issue or deliver any shares of Common Stock if such issuance or delivery shall constitute a violation of any provisions of any law or regulation of any governmental authority or securities exchange. No shares of Common Stock shall be issued under the Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with all applicable Federal and state securities laws and regulations and all requirements of any securities exchange on which the Common Stock is listed.

         (g) GRANT AGREEMENTS. Each Participant receiving a grant under the Plan shall enter into a grant agreement with the Company in a form specified by the Committee agreeing to the terms and conditions of the grant and such related matters as the Committee shall, in its sole discretion, determine.

         (h) SEVERABILITY. In the event any provision of the Plan shall be held to be invalid or unenforceable for any reason, such invalidity or unenforceability shall not affect the remaining provisions of the Plan.

         (i) TRANSITION - 1990 PLAN. The Plan replaces and supersedes the 1990 Incentive and Non-Statutory Stock Option Plan (the "1990 Plan") and the 1990 Plan shall automatically terminate when the Plan becomes effective, except that such termination shall not affect any grants or awards then outstanding under the 1990 Plan.

         (j) GOVERNING LAW. The Plan shall be governed by and construed in accordance with the laws of the State of Florida.

                                                                       EXHIBIT B

Proposed Amendment to the Company's Non-Employee Directors' 1995 Non-Statutory Stock Option Plan (the "1995 Plan").

RESOLVED, that Section 4.2 of the 1995 Plan is deleted in its entirety and the following shall be inserted in lieu thereof:

"4.2 ANNUAL GRANT OF OPTIONS. On the date of the annual stockholders meeting of the Company, each eligible Optionee shall be granted an option to purchase at the "fair market value" from the Company an aggregate of 2,500 shares of Common Stock. The option shall vest and become exercisable one year from the date of the grant."

                                     PROXY

                             TECH DATA CORPORATION
                                 P.O. BOX 6260
                           CLEARWATER, FLORIDA 33758

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS. The undersigned hereby appoints Arthur W. Singleton as Proxy, with the power to appoint his substitute, and hereby authorizes him to represent and to vote as designated on the reverse hereof, all the shares of Common Stock of Tech Data Corporation held of record by the undersigned on April 28, 2000, at the Annual Meeting of Shareholders to be held on June 20,2000, or any adjournment thereof.

THIS PROXY, WHEN EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. ANY EXECUTED BUT UNMARKED PROXIES WILL BE VOTED IN FAVOR OF THE NOMINEES LISTED IN PROPOSAL 1 AND FOR PROPOSALS 2 AND 3.


                          (Continued on reverse side)



                            o FOLD AND DETACH HERE o


1. TO ELECT FOUR DIRECTORS to hold office until
the dates specified in the enclosed proxy statement,                                                        FOR   AGAINST  ABSTAIN
all to hold office until their successors are duly              2. APPROVAL OF the Company's 2000 Equity    [ ]     [ ]      [ ]
elected and qualified.
                                                                3. APPROVAL OF an amendment to the Non-     [ ]     [ ]      [ ]
        FOR             WITHHELD                                   Employee Directors' 1995 Non-Statutory
      nominees          nominees                                   Stock Option Plan.
    listed below      listed below
       [ ]                [ ]                                   4. In his discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting.
Nominees: James M. Cracchiolo, Daniel M. Doyle, Kathy Misunas
and Steven Raymund FOR the four nominees listed above EXCEPT for the following:

____________________________________________________
                                                                        When shares are held by joint tenants, both should sign.
                                                                        When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a
                                                                        corporation, please sign by President or other authorized
                                                                        officer. If a partnership, please sign in partnership name by authorized person.

                                                                        ___________________________________________________________
                                                                                                Signature

                                                                        ___________________________________________________________
                                                                                        Signature if held jointly

                                                                        Date_________________________________________________, 2000

                                                                        Number of Shares___________________________________________

PLEASE HARK, SIGN DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.
                                                    o FOLD AND DETACH HERE o


                                     [LOGO]

     YOUR VOTE IS IMPORTANT TO US. PLEASE COMPLETE, DATE AND SIGN THE ABOVE PROXY CARD AND RETURN IT PROMPTLY IN THE ACCOMPANYING ENVELOP.